UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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United America Indemnity, Ltd.

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UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 23, 2008

TIME	9:00 a.m., local time, on Friday, May 23, 2008.

PLACE	The Burnaby Building, 16 Burnaby Street, Hamilton, Bermuda

ITEMS OF BUSINESS	(1) To elect seven directors of United America Indemnity, Ltd. to hold office as specified in the Proxy Statement.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2008 and to authorize our Board of Directors acting by its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

(3) To act on various matters concerning Wind River Reinsurance Company, Ltd.

(4) To transact such other business as may properly be brought before the Annual General Meeting or any adjournment or postponement thereof.

RECORD DATE	Our Board of Directors has fixed the close of business on April 4, 2008 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting or any adjournment or postponement thereof.

IMPORTANT	It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors

Larry A. Frakes
President and Chief Executive Officer

April 25, 2008

i

UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands
www.uai.ky

PROXY STATEMENT

April 25, 2008

The Annual General Meeting of Shareholders of United America Indemnity, Ltd. will be held at the Burnaby Building, 16 Burnaby Street, Hamilton, Bermuda, at 9:00 a.m., local time, on Friday, May 23, 2008. We are mailing this Proxy Statement on or about April 28, 2008 to each holder of our issued and outstanding Class A common shares and Class B common shares entitled to vote at the Annual General Meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2007 with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

Our Board of Directors has fixed the close of business on April 4, 2008 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting and any adjournment or postponement thereof. On the record date, 22,064,203 Class A common shares and 12,687,500 Class B common shares were outstanding.

VOTING AND REVOCABILITY OF PROXIES

It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received to be sure all of your shares are voted.

On each matter voted on at the Annual General Meeting and any adjournment or postponement thereof, each record holder of Class A common shares will be entitled to one vote per share and each record holder of Class B common shares will be entitled to ten votes per share. The holders of Class A common shares and the holders of Class B common shares will vote together as a single class.

The required quorum for the Annual General Meeting consists of one or more shareholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Annual General Meeting. Our directors are elected by a plurality of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote; provided that if a majority of the votes cast at the Annual General Meeting are cast against any director, that director will not be elected. Approval of Proposal Two requires the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote. With respect to Proposal Three regarding various matters concerning Wind River Reinsurance Company, Ltd., our Board of Directors will cause our corporate representative or proxy to vote the shares of Wind River Reinsurance Company, Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on these proposals, which require the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote.

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

You may vote your shares at the Annual General Meeting in person or by proxy. All valid proxies received before the Annual General Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

•	“FOR” the election of all nominees for director of United America Indemnity, Ltd. named herein.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2008 and the authorization of our Board of Directors acting by its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

•	“FOR” each of the various matters concerning Wind River Reinsurance Company, Ltd., including the election of all nominees for director and alternate director named herein.

Except as discussed under “Proposal Three — Various Matters Concerning Wind River Reinsurance Company, Ltd.,” if any other business is brought before the Annual General Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual General Meeting by (1) filing with our Chief Executive Officer an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Annual General Meeting and giving notice of revocation. Attendance at the Annual General Meeting, by itself, will not constitute revocation of a proxy.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL ONE — ELECTION OF OUR DIRECTORS

Our amended and restated articles of association provide that the size of our Board of Directors shall be determined from time to time by our Board of Directors, but unless such number is so fixed, our Board of Directors will consist of eleven directors. Our Board of Directors has fixed the size of our Board of Directors at seven directors effective following the Annual General Meeting and has nominated seven persons for election as directors whose terms will expire at the 2009 Annual General Meeting of Shareholders, or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve as a director, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the Board of Directors may nominate.

Nominees for Director

Set forth below is biographical information concerning the persons nominated for election as directors of United America Indemnity, Ltd.:

Saul A. Fox, 54, has served as a director on our Board of Directors since August 2003, as our Chairman since September 2003, as our Chief Executive Officer from February 2007 to June 2007, and as Chief Executive of Fox Paine & Company, LLC since he co-founded Fox Paine & Company in 1997. Prior to founding Fox Paine & Company, Mr. Fox was general partner with Kohlberg, Kravis & Roberts & Co. During his thirteen years with Kohlberg, Kravis & Roberts & Co., Mr. Fox led a focused investment effort in the global insurance and reinsurance sectors. This effort included the 1992 acquisition of American Reinsurance Corp. and the 1995 acquisition of Canadian General Insurance Company. Mr. Fox was Chairman of the Executive Committee of the Board of Directors for both companies. Prior to joining Kohlberg, Kravis & Roberts & Co., Mr. Fox was an attorney specializing in tax, business law, and mergers and acquisitions, and participated significantly in law firm management at Latham & Watkins LLP, an international law firm headquartered in Los Angeles, California. Mr. Fox received a B.S. in Communications from Temple University in 1975 (summa cum laude) and a J.D. from the University of Pennsylvania School of Law in 1978 (cum laude). Mr. Fox is a director of Alaska Communications Systems Holdings, Inc. and a member of the Board of Overseers, University of Pennsylvania Law School. Mr. Fox was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Amended and Restated Shareholders Agreement dated as of December 15, 2003, as further amended by Amendment No. 1 to the Amended and Restated Shareholders Agreement dated as of April 10, 2006, among United National Group, Ltd. (now United America Indemnity, Ltd.), Fox Paine & Company and the Ball family trusts (the “Shareholders Agreement”).

Larry A. Frakes, 56, has served as a director on our Board of Directors since April 24, 2007. Mr. Frakes retired from Everest National Insurance Company, a subsidiary of Everest Re Group, Ltd. (NYSE:RE) on January 31, 2007. Mr. Frakes served as President and Chief Executive Officer of Everest National Insurance Company from June 2001 through January 2007 and as President from June 1997 through June 2001. From November 1996 through June 1997, Mr. Frakes served as an Executive Vice President of Everest National Insurance Company. During his tenure at Everest National Insurance Company, he also served as an officer and director of various affiliated companies. Prior to joining Everest National Insurance Company in 1996, Mr. Frakes served as Senior Vice President and Director of Empire Insurance Group from November 1991 through November 1996. From 1970 through 1991, Mr. Frakes held various positions with CIGNA. Mr. Frakes received a B.S. in Business Administration from Northern Kentucky University in 1976.

Stephen A. Cozen, 68, has served as a director on our Board of Directors since May 2004. Mr. Cozen is the founder and has been Chairman of Cozen O’Connor, a Philadelphia-based law firm specializing in insurance related and commercial litigation, since 1970. Mr. Cozen is a Fellow in the American College of Trial Lawyers and was formerly an officer and director of the Federation of Defense and Corporate Counsel. Mr. Cozen serves on numerous boards of educational and philanthropic organizations, including the Kimmel Center for Performing Arts in Philadelphia, the Federation of Jewish Agencies, the National Museum of American Jewish History, the University of Pennsylvania’s Institute for Law and Economics and its Law School’s Board of Overseers. In 2002, he was elected to the reconstituted Board of Directors for the Shoah Foundation and was awarded the Anti-Defamation League’s (ADL) highest honor, The 25th Annual

Americanism Award. Mr. Cozen is also a director of Assured Guaranty Ltd., a financial guarantee insurer headquartered in Bermuda. Mr. Cozen was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

Richard L. Duszak, CPA, 67, has served as a director on our Board of Directors since April 2005. Mr. Duszak retired from full-time employment as an audit partner in January 2000 after more than 36 years with the public accounting firm of KPMG LLP. He currently is the Executive Director and Chief Financial Officer of The Papal Foundation, a not-for-profit organization. Since October 2006, Mr. Duszak has served as the Chief Financial Officer of Pine Environmental Services, Inc., a privately-owned company that rents and sells environmental monitoring, sampling and safety equipment, where he held the same position from March 2004 through October 2005. He was Chairman of The CEO Group, an organization of chief executive officers that functions as an advisory board to its members, which consists of chief executive officers of various organizations, from July 2002 through January 2007. From 2003 to January 2005, Mr. Duszak was a director of Penn-America Group, Inc. He was also a member of Penn-America Group, Inc.’s Audit and Compensation Committees and the Chairman of the Nominating and Governance Committee.

James R. Kroner, 46, has served as a director on our Board of Directors since August 2007. Until December 2005 when he retired, Mr. Kroner was Chief Financial Officer and Chief Investment Officer of Endurance Specialty Holdings Ltd., a publicly traded insurance and reinsurance company, which he co-founded in 2001. Mr. Kroner served as a member of Endurance’s executive committee and on the company’s Board of Directors. Prior to Endurance, Mr. Kroner was a Managing Director at private equity firm Fox Paine & Company from 1999 to 2001. Previously, Mr. Kroner was at American Re Corporation as Senior Vice President, Treasurer, and a member of the executive committee, where he headed American Re’s direct investment function and managed a portfolio of $110 million in private equity investments. In addition, Mr. Kroner was a senior insurance industry investment banker for a number of years. He served as a Managing Director and co-head of insurance industry investment banking in the Americas for JP Morgan & Co. and as a Managing Director focused on insurance industry mergers and acquisitions at Salomon Smith Barney. Mr. Kroner currently serves on the Board of Directors of Terra Industries Inc. Mr. Kroner was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

Michael J. Marchio, 60, has served as a director on our Board of Directors since November 2007. Mr. Marchio retired from full-time employment as Worldwide Director of Claims, Executive Vice President in 2006 after more than 35 years with Chubb & Son. From 1996 through 2006, Mr. Marchio served on the Crohn’s and Colitis Foundation Board of Trustees. From 2004 through 2006, Mr. Marchio was the Vice Chair of the American Insurance Association of Executive Claims Committee. From 1994 through 1999, Mr. Marchio was the Chair of the American Excess Claims Committee. Mr. Marchio was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

Seth Gersch, 60, has served as a director on our Board of Directors since February 2008. Mr. Gersch is currently the Chief Operating Officer of Fox Paine & Company, LLC, which he joined in 2007. Prior to joining Fox Paine & Company, Mr. Gersch was the Chief Operating Officer and a member of the Executive Committee of ThinkEquity Partners, LLC from 2004 through 2007. From 2002 through 2004, Mr. Gersch was President and Chief Executive Officer of Presidio Capital Advisors, LLC. In addition, Mr. Gersch held several positions with Banc of America’s predecessor organization, Montgomery Securities and founded the BrokerDealer Services Division of Banc of America Securities where he served as President and Chief Executive Officer. Mr. Gersch is a member of the Board of Directors of the San Francisco 49ers Foundation, the charitable arm of the San Francisco 49ers football organization. Mr. Gersch was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

Board and Board Committee Information

Meetings and Independence Requirements

Our Board of Directors held five meetings in 2007 and took actions by unanimous written consent, as needed. In 2007, Justin R. Reyna attended fewer than 75% of the total number of meetings of our Board of

Directors held during the period for which he was a director. Mr. Reyna was not a member of any of the committees of our Board of Directors and resigned from our Board of Directors in January 2008.

The Annual General Meeting will be our fifth annual general meeting of shareholders. We encourage our directors to attend annual general meetings of our shareholders, but their attendance is not required. No directors attended our 2007 Annual General Meeting.

United America Indemnity, Ltd. is a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Fox Paine & Company. See “Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from the requirements of Rule 4350(c) with respect to (1) having a majority of independent directors on our Board, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

Board Committees

Our Board of Directors has established the following committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Section 162(m) Committee, (4) the Nominating and Governance Committee, (5) the Executive Committee and (6) the Investment Committee. The Operating Committee of our Board of Directors was disbanded in April 2007.

Audit Committee

The Audit Committee held four meetings in 2007 and took actions by unanimous written consent, as needed. The Audit Committee is currently comprised of Richard L. Duszak, James R. Kroner and Michael J. Marchio. Prior to Mr. Marchio’s appointment to the Audit Committee on November 10, 2007, Mr. John J. Hendrickson served as a member of the Audit Committee until his resignation from our Board of Directors effective November 9, 2007. From April 24, 2007 through May 7, 2007, Mr. Frakes was a member of the Audit Committee. Dr. Kenneth J. Singleton was a member of the Audit Committee until his resignation from our Board of Directors effective April 24, 2007. Mr. Duszak is the Chair of the Audit Committee.

Our Board of Directors has determined that Messrs. Duszak, Kroner and Marchio each qualify as “independent directors” as that term is defined in the NASDAQ Marketplace Rules and the rules of the Securities and Exchange Commission. Our Board of Directors has also determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and that Mr. Duszak qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Please see Mr. Duszak’s biographical information under the heading “Nominees for Director” in Proposal One for his relevant experience.

The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and the independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with the independent auditor the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls.

A copy of our Audit Committee Charter is available on our website at www.uai.ky.

Compensation Committee

The Compensation Committee held four meetings in 2007 and took actions by unanimous written consent, as needed. The Compensation Committee is currently comprised of Stephen A. Cozen, Saul A. Fox and Michael J. Marchio. Mr. Cozen is Chair of the Compensation Committee.

The primary duties of the Compensation Committee are to formulate, evaluate, and approve the compensation of our executive officers and to oversee all equity compensation programs. The Compensation Committee also reviews and approves any forms of employment contracts, severance arrangements, change in control provisions, and other compensatory arrangements with our executive officers.

The Compensation Committee meets several times each year in conjunction with regularly-scheduled Board meetings and as needed at other times. Its meetings are chaired by a member of the Compensation Committee. Management participates in meetings at the invitation of the Compensation Committee, providing financial data on which compensation decisions are based, publicly-available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management may also propose financial targets on which performance will be judged. Generally, at each meeting an executive session is held without members of management present. From February 7, 2007 through June 28, 2007, Mr. Fox served as our Chief Executive Officer and as a member of the Compensation Committee. During this time, the Compensation Committee held two meetings that Mr. Fox attended. As noted in Compensation Discussion and Analysis and the Summary Compensation Table, Mr. Fox received nominal compensation for his role as our Chief Executive Officer. Therefore, the Compensation Committee determined that Mr. Fox’s participation in the meetings was appropriate. In the course of its activities, the Compensation Committee may appoint a subcommittee consisting of one or more of its members with respect to particular tasks. The members of the Compensation Committee also make recommendations to the Board regarding non-employee director compensation, albeit through their service as the members of our Nominating and Governance Committee.

With respect to performance-based compensation, our management proposes a budget for the upcoming year which is subject to Board review and approval. The Compensation Committee then establishes compensation opportunities (both on an annual and long-term basis) for our executive officers based on the Board-approved targets, subject to the subsequent approval of the Section 162(m) Committee, and evaluates and approves compensation on the basis of this achievement. Establishment of goals for a particular year and evaluation of achievement relative to the prior year generally take place in the first quarter of each calendar year.

The Compensation Committee periodically evaluates the competitiveness of our executive compensation programs, using information drawn from a variety of sources such as published survey data on similarly-sized companies within the industry in which we operate, information supplied by independent consultants and management, and its own experience in recruiting and retaining executives. The Compensation Committee has the authority to retain outside advisors and consultants in connection with its activities, and has the sole authority to approve any such advisors’ and consultants’ fees.

Further discussion regarding the Compensation Committee’s processes for setting executive compensation is set forth under “Compensation Discussion and Analysis — Our Compensation Philosophy.”

A copy of our Compensation Committee Charter is available on our website at www.uai.ky.

Section 162(m) Committee

The Section 162(m) Committee currently consists of three directors who are “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” under Section 162(m) of the Internal Revenue Code — Messrs. Duszak, Kroner and Marchio. Prior to Mr. Marchio’s appointment to the Section 162(m) Committee on November 10, 2007, Mr. John J. Hendrickson served as a member of the Section 162(m) Committee. From April 24, 2007 through May 7, 2007, Mr. Frakes was a member of the Section 162(m) Committee. Dr. Kenneth J. Singleton was a member of the Section 162(m) Committee until his resignation effective April 24, 2007. The primary purpose of the Section 162(m) Committee is to oversee our policies on structuring compensation programs for executive officers in order to preserve tax deductibility and, as and when required, to establish and certify the attainment of performance goals pursuant to Section 162(m) of the Internal Revenue Code. The Section 162(m) Committee may also approve grants of equity compensation to our executive officers.

The Section 162(m) Committee meets during the year to establish targets and to review and certify achievement with respect to previously-established targets and as needed at other times. Its meetings are chaired by a member of the Section 162(m) Committee and are occasionally held in executive session without members of management present. The Section 162(m) Committee held three meetings in 2007 and took actions by unanimous written consent, as needed. Management and members of the Compensation Committee may participate in Section 162(m) Committee meetings at the invitation of the Section 162(m) Committee, providing financial data on which compensation decisions are based, compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management and members of the Compensation Committee may also propose financial targets on which performance will be judged.

A copy of our Section 162(m) Committee Charter is available on our website at www.uai.ky.

Nominating and Governance Committee

The Nominating and Governance Committee held four meetings in 2007 and took actions by unanimous written consent, as needed. The Nominating and Governance Committee is currently comprised of Saul A. Fox, Stephen A. Cozen and Seth J. Gersch. Mr. Fox is Chair of the Nominating and Governance Committee. The principal duties of the Nominating and Governance Committee are to recommend to the Board nominees for directors and directors for Board committee membership, to develop and recommend to the Board a set of corporate governance policies for United America Indemnity, Ltd., to establish criteria for recommending new directors, and to identify, screen, and recruit new directors.

A copy of our Nominating and Governance Committee Charter is available on our website at www.uai.ky.

Executive Committee

The Executive Committee did not hold any meetings in 2007, but took actions by unanimous written consent, as needed. The Executive Committee is currently comprised of Saul A. Fox, Stephen A. Cozen and Larry A. Frakes. The Executive Committee has the authority between meetings of the full Board of Directors to exercise the powers of the Board of Directors, other than those reserved for committees or the full Board of Directors.

Investment Committee

The Investment Committee was formed in April 2007 and held two meetings in 2007. The Investment Committee is currently comprised of Saul A. Fox, Larry A. Frakes and Seth J. Gersch. The principal duties of the Investment Committee are to establish and review our investment guidelines and to review our investments to ensure compliance with our investment guidelines.

Operating Committee

The Operating Committee held no meetings in 2007 and was disbanded in April 2007. The purpose of the Operating Committee was to oversee a number of policies relating to the day-to-day operations of our operating subsidiaries. The responsibilities of the Operating Committee have been assumed by the Board of Directors and by other committees of the Board of Directors.

Shareholder Nominations to our Board of Directors and Other Shareholder Communications

The Board of Directors considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors, but otherwise retains authority over the identification of such nominees. The Nominating and Governance Committee does not solicit recommendations from shareholders regarding director nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess a candidate’s qualifications, along with confirmation of a candidate’s consent to serve as a director if elected. Candidates for our Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. Recommendations for director nominees should be sent to the Nominating and Governance Committee c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or e-mailed to info@uai.ky. The written recommendation should be submitted in the time frame described under the caption “Shareholder Proposals” below.

Our Board of Directors also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board of Directors, or one or more specific members of our Board, should communicate in writing addressed to the specified addressees c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or in an e-mail to info@uai.ky.

Director Compensation

The following table provides compensation information for the one year period ended December 31, 2007 for each member of our Board of Directors.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(1)	Awards	Compensation	Earnings	Compensation	Total

Saul A. Fox(2)	$146,943	$151,744	—	—	—	—	$298,687
Larry A. Frakes(3)	—	$7,809	—	—	—	—	$7,809
Stephen A. Cozen	$90,465	$68,981	—	—	—	—	$159,446
Richard L. Duszak	$100,358	$121,963	—	—	—	—	$222,321
Seth Gersch(4)	—	—	—	—	—	—	—
James R. Kroner(5)	$33,641	$39,619	—	—	—	—	$73,260
Michael J. Marchio(6)	$18,569	$21,304	—	—	—	—	$39,873
Robert M. Fishman(7)	—	—	—	—	—	—	—
Dr. Kenneth J. Singleton(8)	$11,250	$18,753	—	—	—	—	$30,003
Edward J. Noonan(9)	$851	$23,512	—	—	—	—	$24,363
Troy W. Thacker(9)	$16,414	$17,818	—	—	—	—	$34,232
John J. Hendrickson(10)	$89,680	$28,117	—	—	—	—	$117,797
Justin R. Reyna(11)	$24,050	$16,029	—	—	—	—	$40,079

(1)	From January 1 through May 24, 2007, the amount of the Annual Retainer Non-Employee Directors were eligible to receive was: (1) $40,000 for all Non-Employee Directors; (2) an additional $20,000 for Non-Employee Directors who serve on the Audit Committee in a capacity other than Chairperson of such Committee; (3) an additional $30,000 for the Non-Employee Director who chairs the Compensation Committee; and (4) an additional $40,000 for the Non-Employee Director who chairs the Audit Committee. All Non-Employee Directors receive (a) $2,500 for each Board meeting attended and each meeting of any committee of the Board attended in person; and $1,000 for each Board meeting attended and each meeting of any committee of the Board attended by telephonic means (such monies and Annual Retainer, “Compensation”); and (b) reimbursement for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

All Compensation was paid in either (1) 37.5% in cash and 62.5% in a whole number of our Class A Common Shares (“Shares”) produced by dividing the product of the retainer by the closing market price of the Shares on the NASDAQ Global Market on the last business day of the then-current calendar quarter (the “Payment Date”) or (2) entirely in Shares, at the option of the Non-Employee Director. The amount paid to the Non-Employee Director included an additional cash payment (a gross-up) for the payment of the par value ($.0001) for each Share awarded.

Shares paid to a Non-Employee Director were fully vested upon the applicable Payment Date, but may not be transferred, sold or otherwise disposed of earlier than the occurrence of (1) a change in control of United America Indemnity, Ltd., (2) such Non-Employee Director’s death or (3) the three-year anniversary of the applicable Payment Date. These Shares were issued under our Share Incentive Plan.

From May 25, 2007 through December 31, 2007, the amount of the Annual Retainer Non-Employee Directors were eligible to receive was: (1) $50,000 for the Chairman; (2) $50,000 for all Non-Employee

Directors; (2) an additional $30,000 for Non-Employee Directors who serve on the Audit Committee in a capacity other than Chairperson of such Committee; (3) an additional $40,000 for the Non-Employee Director who chairs the Compensation Committee; and (4) an additional $60,000 for the Non-Employee Director who chairs the Audit Committee. All Non-Employee Directors receive (a) $5,000 for each Board meeting attended and each meeting of any committee of the Board attended in person; and $1,000 for each Board meeting attended and each meeting of any committee of the Board attended by telephonic means (such monies and Annual Retainer, “Fees”); and (b) reimbursement for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

All Fees were paid in either (1) cash, (2) a combination of cash and Shares, or (3) 100% Shares, at the option of the Non-Employee Director. The number of shares were determined by dividing the product of compensation to be issued by the closing market price of shares on the NASDAQ National Market on the last business day of the preceding calendar quarter. The amount paid to a Non-Employee Director included an additional cash payment (a gross-up) for the payment of (1) the par value ($.0001) for each Share awarded and (2) the percentage of all applicable federal and state withholdings that corresponds with the Non-Employee Director’s election to receive 51% or greater of his compensation in Shares.

Shares paid to a Non-Employee Director were fully vested upon the applicable Payment Date, but may not be transferred, sold or otherwise disposed of earlier than the occurrence of (1) a change in control of United America Indemnity, Ltd., (2) such Non-Employee Director’s death or (3) the one-year anniversary after a Director’s service on our Board ceases. These Shares are issued under our Share Incentive Plan.

(2)	During 2007, Mr. Fox served as our Chief Executive Officer from February 7 through June 28. The fees paid to Mr. Fox were earned prior to Mr. Fox being appointed our Chief Executive Officer and subsequent to Mr. Fox’s resignation as our Chief Executive Officer. See also the Compensation Discussion and Analysis and the Summary Compensation Table for disclosure related to Mr. Fox, who was also our Chief Executive Officer.

(3)	The fees paid to Mr. Frakes were earned prior to Mr. Frakes being appointed our President and Chief Operating Officer. See also the Compensation Discussion and Analysis and the Summary Compensation Table for disclosure related to Mr. Frakes, who is also our President and Chief Executive Officer.

(4)	Mr. Kroner was appointed to our Board of Directors effective August 24, 2007.

(5)	Mr. Gersch was appointed to our Board of Directors effective February 4, 2008 and therefore received no compensation in 2007.

(6)	Mr. Marchio was appointed to our Board of Directors effective November 10, 2007.

(7)	See the Compensation Discussion and Analysis and the Summary Compensation Table for disclosure related to Mr. Fishman, who was also our President and Chief Executive Officer of United America Insurance Group from February 7 through May 7, 2007.

(8)	Mr. Singleton was not nominated for election to the Board of Directors at the 2007 Annual General Meeting of Shareholders and, therefore, only served as a member of our Board of Directors through May 24, 2007.

(9)	Messrs. Noonan and Thacker resigned from our Board of Directors effective June 1, 2007.

(10)	Mr. Hendrickson resigned from our Board of Directors effective November 9, 2007.

(11)	Mr. Reyna resigned from our Board of Directors effective January 2, 2008.

Required Vote

The seven nominees receiving the highest number of votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be elected directors; provided that if a majority of the votes cast at the Annual General Meeting are cast against any director, that director will not be elected.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PWC”) as our independent auditor for 2008. At the Annual General Meeting, shareholders will be asked to ratify this appointment and to authorize our Board of Directors acting through its Audit Committee to set the fees for PWC.

A representative of PWC is expected to be available telephonically to respond to appropriate questions from shareholders. The representative will also have the opportunity to make a statement if he or she desires.

Information Regarding Our Independent Auditor

The following table shows the fees that were billed to us by PWC for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006.

Fee Category	2007	2006

Audit Fees	$1,138,700	$1,001,000
Audit-Related Fees	0	0
Tax Fees	270,577	206,713
All Other Fees	11,500	9,000
Total Fees	$1,420,777	$1,216,713

Audit Fees

This category includes fees for the audit of our annual financial statements and review of interim quarterly financial statements included on our quarterly reports on Form 10-Q and services that are normally provided by PWC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” This category includes fees for services in connection with audits of our 401(k) plans and review of our registration statements and prospectuses. For 2007 and 2006, no fees were paid to PWC for such services.

Tax Fees

This category includes fees for tax compliance, tax advice, and tax planning. The services provided included tax advice and assistance with tax compliance and reporting to federal, state and foreign taxing authorities.

All Other Fees

This category includes fees for products and services provided by PWC that are not included in the categories described above. For 2007 and 2006, the amount of “All Other Fees” consists of fees for on-line accounting research services and compensation surveys, as well as consulting work surrounding the amalgamation of our Bermuda and Barbados insurance entities.

Pre-Approval of Services

To ensure that our independent auditor maintains the highest level of independence, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditor. The Audit Committee preapproved 96% of the fees for non-audit services performed by PWC during the year ended December 31, 2007. The non-approved services were subsequently approved by the Audit Committee before PWC completed their 2007 audit. To assure that the provision of these services does not impair the independence of the independent auditor, unless a type of service to be provided by the independent auditor has been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee’s

separate pre-approval is required. Any proposed services exceeding the pre-approved cost levels set forth in the Audit Committee Pre-Approval Policy require the Audit Committee’s separate pre-approval. The Audit Committee Pre-Approval Policy only applies to services provided to us by our independent auditor; it does not apply to similar services performed by persons other than our independent auditor. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will at least annually, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy. The Audit Committee most recently reassessed and approved its Audit Committee Pre-Approval Policy in February 2008.

Required Vote

The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the ratification of the appointment of PWC as our independent auditor for 2008 and the authorization of our Board of Directors acting through its Audit Committee to set the fees for PWC.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF THE
APPOINTMENT OF PWC AS OUR INDEPENDENT AUDITOR FOR 2008 AND THE
AUTHORIZATION OF OUR BOARD OF DIRECTORS ACTING THROUGH ITS AUDIT COMMITTEE TO SET THE FEES FOR PWC.

PROPOSAL THREE — VARIOUS MATTERS CONCERNING
WIND RIVER REINSURANCE COMPANY, LTD.

Under our amended and restated articles of association, if we are required or entitled to vote at a general meeting of certain of our non-U.S. subsidiaries, our Board of Directors must refer the matter to our shareholders and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the matters described below concerning our subsidiary, Wind River Reinsurance Company, Ltd. to our shareholders for their approval at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote our shares in Wind River Reinsurance Company, Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the matters proposed by this subsidiary, which require the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote.

Wind River Reinsurance Company, Ltd.

We are the sole shareholder of Wind River Reinsurance Company, Ltd. It is proposed that we be authorized to vote in favor of the following matters at the annual general meeting of Wind River Reinsurance Company, Ltd.

Proposal 3(A) — Election of Directors and Alternate Directors

The board of directors of Wind River Reinsurance Company, Ltd. has nominated three persons for election as directors and two persons for election as alternate directors whose terms will expire at the 2009 annual general meeting of shareholders of Wind River Reinsurance Company, Ltd., or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River Reinsurance Company, Ltd. may nominate.

Set forth below is biographical information concerning the persons nominated for election as directors of Wind River Reinsurance Company, Ltd.

Alan Bossin, 56, has served on the board of directors of Wind River Reinsurance Company, Ltd. since October 2003 and as counsel at Appleby Hunter Bailhache, a Hamilton, Bermuda based law firm, since 1999. Prior to joining Appleby Hunter Bailhache, Mr. Bossin served as a lawyer at Blaney McMurty Stapells Friedman, a Toronto, Canada based law firm. From 1987 through 1998, Mr. Bossin was employed by the global insurance broker Johnson & Higgins Ltd (later Marsh & McLennan) as Canadian general counsel, and from 1983 through 1986, Mr. Bossin served as counsel at Insurance Bureau of Canada, the Toronto, Canada based national property and casualty insurance trade association. Mr. Bossin attended the University of Guelph and obtained an LL.B. from the University of Windsor in 1979. He is a member of both the Law Society of Upper Canada and the Bermuda Bar.

Larry A. Frakes.  Mr. Frakes has served on the board of directors of Wind River Reinsurance Company, Ltd. since April 2007. For additional information, see the biographical information for Mr. Frakes in Proposal One.

David R. Whiting.  Mr. Whiting has served on the board of directors of Wind River Reinsurance Company, Ltd. since May 2006. For additional information, see the biographical information for Mr. Whiting in “Additional Information — Executive Officers.”

Set forth below is biographical information concerning the persons nominated for election as alternate directors of Wind River Insurance Company, Ltd.

Janita Burke Waldron, 33, has served as an alternate director to Alan Bossin to the board of directors of Wind River Reinsurance Company, Ltd. since October 2003 and as an associate at the law firm of Appleby Hunter Bailhache since 1999. Prior to joining Appleby Hunter Bailhache, Ms. Burke Waldron was a pupil from 1998 through 1999 at Bermuda Government — Attorney General’s Chambers in Hamilton, Bermuda. Ms. Burke Waldron received a LLB (Honors) Degree from the University of Warwick.

Richard H. Black, 55, has served as an alternate director to David R. Whiting to the board of directors of Wind River Reinsurance Company, Ltd. since May 2007. Mr. Black has served as Vice President and Chief Financial Officer of Wind River Reinsurance Company, Ltd. since July 2006. From 1998 until 2005, Mr. Black provided consulting services to various Bermuda companies. From 1981 through 1997, Mr. Black held various senior positions at AIG (1981-1983), Pinnacle Re (1984-1991), Centre Re (1991-1994) and Stockton Re (1994-1997). Mr. Black is a member of the Institute of Chartered Accountants in England & Wales and is a director of various Bermuda companies, including affiliates of Macquarie Bank, affiliates of the Thomas Miller Group, and The Shipowners Insurance & Guaranty Company Ltd.

Proposal 3(B) — Appointment of Independent Auditor

The board of directors of Wind River Reinsurance Company, Ltd. has appointed PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Reinsurance Company, Ltd. for the fiscal year ending December 31, 2008. At the Annual General Meeting, shareholders will be asked to ratify this appointment. Representatives of the firm are not expected to be present at the meeting.

Other Matters

In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River Reinsurance Company, Ltd. for the year ended December 31, 2007, together with the report of the independent auditors in respect of these financial statements, will be presented for approval at the annual general meeting of Wind River Reinsurance Company, Ltd. in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.

We know of no other specific matter to be brought before the annual general meeting of Wind River Reinsurance Company, Ltd. that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River Reinsurance Company, Ltd., our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote

Our Board of Directors will cause our corporate representative or proxy to vote the shares in Wind River Reinsurance Company, Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND ALTERNATE DIRECTOR OF WIND RIVER REINSURANCE COMPANY, LTD., AND “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITOR OF WIND RIVER REINSURANCE COMPANY, LTD. FOR 2008.

ADDITIONAL INFORMATION

Executive Officers

Set forth below is certain biographical information with respect to the executive officers of United America Indemnity, Ltd. who do not also serve on our Board of Directors. In this Proxy Statement, the term “United National Insurance Companies” includes the insurance and related operations conducted by United National Insurance Company and its subsidiaries, including American Insurance Adjustment Agency, Inc., Diamond State Insurance Company, J.H. Ferguson and Associates, LLC, International Underwriters, LLC, United National Casualty Insurance Company, and United National Specialty Insurance Company. The term “Penn-America Group” includes the insurance and related operations conducted by Penn-America Insurance Company, Penn-Star Insurance Company and Penn-Patriot Insurance Company. The term “United America Insurance Group” refers to the insurance and related operations conducted by the United National Insurance Companies and Penn-America Group.

The biographies for Messrs. Fox and Frakes are set forth above under the caption “Nominees for Director” in Proposal One.

Kevin L. Tate, 52, has served as our Chief Financial Officer since September 2003, as Senior Vice President of the United National Insurance Companies since 1990 and as Chief Financial Officer of the United National Insurance Companies from 1990 to August 2005. Mr. Tate joined the United National Insurance Companies in 1984 as Vice President and Controller. Prior to joining the United National Insurance Companies, Mr. Tate served as a senior auditor at Deloitte Haskins & Sells from 1978 to 1982. In 1982, he joined the then parent company of the United National Insurance Companies, American Manufacturing Corporation as Manager of Financial Accounting. Mr. Tate is a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Tate received a B.S. in Accounting and Finance from Lehigh University in 1978.

Richard S. March, 67, has served as United America Insurance Group’s Senior Vice President and General Counsel since February 2006 and as General Counsel and Senior Vice President of the United National Insurance Companies since 1996. Previously, he served as our General Counsel from October 2004 to February 2006. Prior to joining the United National Insurance Companies, Mr. March represented the United National Insurance Companies in various capacities at the Philadelphia law firm of Galfand, Berger, Lurie, Brigham & March during his 31 years in private practice with that firm. Although not an employee of the United National Insurance Companies during that time, Mr. March served as an officer and General Counsel throughout most of those years. Mr. March received a B.S. in Economics from The Wharton School at the University of Pennsylvania in 1962 and an LL.B. from the University of Pennsylvania School of Law in 1965.

Raymond H. (Scott) McDowell, 51, has served as Penn-America Group’s President since September 2007. From January 1994 through September 2007, Mr. McDowell held various positions with Admiral Insurance Company and was most recently Regional Vice President. From April 1986 through January 1994, Mr. McDowell was with R & R Special Risks, Inc. and was most recently its Senior Vice President.

David R. Whiting, 53, has served as President and Chief Executive Officer of Wind River Reinsurance Company, Ltd. since November 2006 and was President and Chief Executive Officer of our Non-U.S. Operations (which was comprised of Wind River Insurance Company (Barbados) Ltd. and Wind River Insurance Company, Ltd.) from April 2006 through November 2006. From 2005 through April 2006, Mr. Whiting was President and Chief Executive Officer of Ascendant Reinsurance Ltd., a newly formed Class 4 Bermuda domiciled reinsurer. From 2003 through 2005, Mr. Whiting was President of Quanta Reinsurance Ltd., a Class 4 Bermuda domiciled reinsurer. From 1993 through 2003, Mr. Whiting was a member of senior management of Swiss Reinsurance Company and was the Chief Non-Life Underwriting Officer of Swiss Re’s Bermuda and Barbados carriers and branches. From 1991 through 1992, Mr. Whiting was Vice President of the Centre Reinsurance Companies. From 1985 through 1991, Mr. Whiting was Vice President — Underwriting of Pinnacle Reinsurance Company Limited based in Hamilton, Bermuda. Mr. Whiting received a Bachelor of Mathematics with majors in actuarial and computer sciences from the University of Waterloo in 1978. His professional qualifications include the following: Fellowship Casualty Actuarial Society, Member American

Academy of Actuaries, Member International Actuarial Association, Chartered Property Casualty Underwriter and Chartered Financial Analyst.

Compensation Committee Report

The Compensation Committee has reviewed the following Compensation Discussion and Analysis with our management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee — Fiscal Year 2007

Stephen A. Cozen, Chairperson
Saul A. Fox
Michael J. Marchio

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis focuses on the compensation of the executive officers listed in the Summary Compensation Table that follows (the “named officers”). The named officers for 2007 were Larry A. Frakes, President and Chief Executive Officer, United America Indemnity, Ltd.; Saul A. Fox, former Chief Executive Officer, United America Indemnity, Ltd; Robert M. Fishman, former President and Chief Executive Officer, United America Insurance Group and former Chief Executive Officer of United America Indemnity, Ltd.; Kevin L. Tate, Chief Financial Officer, United America Indemnity, Ltd.; Richard S. March, Senior Vice President and General Counsel, United America Insurance Group; Raymond H. (Scott) McDowell, President, Penn-America Group; and, David R. Whiting, President and Chief Executive Officer of Wind River Reinsurance Company, Ltd.

On February 8, 2007, our Board of Directors appointed Mr. Fox as Chief Executive Officer of United America Indemnity, Ltd., which was the role previously held by Mr. Fishman, and Mr. Fishman was appointed President and Chief Executive Officer of United America Insurance Group. Effective May 8, 2007, Mr. Fishman’s employment with us terminated. On May 9, 2007, Larry A. Frakes was appointed as our President and Chief Operating Officer. Effective June 28, 2007, Mr. Frakes was named as our President and Chief Executive Officer, replacing Mr. Fox who remains the Chairman of our Board of Directors.

The following is a discussion regarding our objectives and philosophies regarding executive officer and director compensation, as well as the actions taken in 2007 and the compensation paid to executive officers and directors with respect to 2007.

Our Compensation Philosophy

Our primary goals in structuring compensation opportunities for our executive officers and directors are: (i) fostering achievement of corporate performance objectives; (ii) recognizing participants’ contributions to corporate success; and (iii) attracting and retaining quality professionals. We apply a consistent compensation philosophy for all executive officers and directors. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees, including our executive officers and directors, working toward our business objectives. The Compensation Committee designed and refines the executive compensation program to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and by rewarding executives for achieving corporate and individual objectives.

Generally, we structure our executives’ total compensation packages to be within the range of compensation paid by peer companies to their executives. We consider our peer companies to be those who are similarly-sized, operating in the insurance industry and emphasizing long-term incentive compensation in structuring their own executives’ compensation packages. We believe that such benchmarking provides a suitable balance between the competitive nature of our business, the attendant need to recruit and retain talented executives, and the Compensation Committee’s strong desire to ensure our executives do not receive compensation in excess of their peers or their contribution to our long-term success and shareholder value. We believe, however, that our emphasis on performance and shareholder return with a long-term perspective may result in compensation opportunities which differentiate our practices from those of our peers. In short, our executives will be well compensated if, and only if, they create value for our shareholders over a period of several years.

We use three primary components of executive compensation to satisfy our compensation objectives: base salary, performance-based annual cash bonus incentives through our Annual Incentive Awards Program, and long-term incentive opportunities through options and awards of restricted shares pursuant to our Share Incentive Plan. Our policies with respect to these components are discussed below.

Base Salary

The Compensation Committee uses base salary to compensate executives at salary levels comparable to the levels used by other companies within our peer group. Individual salaries set within a competitive range are also based upon an evaluation of other factors such as individual past performance, potential with us, level and scope of responsibility, and internal equity. Base salaries are reviewed annually by the Compensation Committee to determine if such salaries continue to fall within a competitive range relative to our peer group. Base salaries for each of the executive officers named in the Summary Compensation Table were set initially in the officers’ employment agreements with us and have been increased in subsequent years in connection with across-the-board salary increases to account for general cost of living adjustments as well as enhanced professional responsibilities.

Annual Cash Bonus Incentives

Our annual cash bonus opportunities are generally designed to motivate executives to focus on the performance of the division, subsidiary, or unit for which they have primary responsibility. Annual cash bonuses are paid through our Amended and Restated Annual Incentive Awards Program, pursuant to which the Compensation Committee and the Section 162(m) Committee establish the criteria and objectives that must be met during the applicable performance period in order to earn an annual bonus. The criteria relate to certain objective performance goals, such as net income, operating income and underwriting income as well as individual performance expectations. Operating income is a non-GAAP financial measure used by management as a measure of performance. It is calculated as net income less after-tax net realized investment gains (losses), less after-tax gain and one-time charges from discontinued operations, less any after-tax extraordinary gains or losses. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure. Underwriting income a non-GAAP financial measure used by management as a measure of profitability. It is calculated as net premiums earned less net losses and loss adjustment expenses, less acquisition costs and other underwriting expenses. The amount of the annual bonuses payable to our Chief Executive Officer, Chief Financial Officer and the three most highly compensated officers (other than the CEO) (collectively, the “named executive officers”) are dependent, in large measure, on our performance with respect to performance targets, and the extent to which actual performance exceeds or falls short of target performance directly results in a corresponding increase or decrease in the bonus payable.

With respect to 2007, the annual cash bonus opportunities related to our net income with respect to Larry A. Frakes, our President and Chief Financial Officer, operating income with respect to Kevin L. Tate, our Chief Financial Officer, and underwriting income with respect to Richard S. March, General Counsel of United America Insurance Group, and David R. Whiting, the President and Chief Executive Officer of Wind River Reinsurance Company, Ltd. Mr. Whiting was also eligible for a cash bonus on the basis of individual achievement of certain qualitative goals. Mr. McDowell received signing bonuses, but was not otherwise eligible for a cash bonus in 2007. Beginning in 2008, Mr. Frakes’s bonus opportunities will be tied to net income targets and Mr. McDowell’s bonus opportunities will be tied to accident year targets and/or other target performance measures. These targets reflect each executive’s responsibilities and a day-to-day emphasis on generating profits.

The Compensation Committee believes that the targets which are set each year are challenging, but within reach of a talented executive team. The Compensation Committee is also empowered to exercise negative discretion and reduce the bonuses otherwise payable to any of our employees in the event that the Compensation Committee determines that particular corporate results were achieved without significant personal contributions by the particular employee. We may also clawback bonuses in accordance with the Sarbanes-Oxley Act of 2002 in the event that our financials are restated.

Long-term Incentives

Because short-term results do not, by themselves, accurately reflect the performance of a company in our industry or the return realized by our shareholders, our executive officers are also eligible to receive equity awards under the terms of our Share Incentive Plan. Grants under the Share Incentive Plan are an important component of our compensation policies and are designed to motivate recipients to act from the perspective of a long-term owner. We also believe that providing executive officers with equity ownership: (i) serves to align the interests of executive officers with shareholders by creating a direct link between compensation and shareholder return; (ii) creates a significant, long-term interest in our success; and (iii) aids in the retention of key executive officers in a competitive market for executive talent.

The Compensation Committee approves all grants of equity compensation to our executive offices and employees as it deems appropriate to achieve the goals set forth above and establishes the time or times at which grants of restricted stock will be awarded under our Share Incentive Plan. To promote our goals of attracting and retaining talented executives, equity grants usually vest over certain periods of time subject to continued employment in good standing (or are subject to transferability restrictions) which vesting is contingent in certain instances on attainment of performance goals. Grants that are made upon an executive’s commencement of employment are also often contingent on the executive’s purchase of restricted shares so that, from day one, the executive is a shareholder with a significant personal stake in United America Indemnity, Ltd.

With respect to stock options, the Compensation Committee sets the exercise price of an aggregate grant of options at the closing price of our stock on the date of grant. In accordance with an amendment to our Share Incentive Plan, which was approved by shareholders at an Extraordinary General Meeting held on January 28, 2008, stock options may be repriced without shareholder approval. Neither material nonpublic information nor the pending release of such information is generally considered when selecting grant dates or when convening a meeting of the Compensation Committee. While our decision to cancel and regrant options to Mr. Frakes constituted material non-public information at the time he received his new option grant, the Compensation Committee determined that the option grant and its effective date was appropriate. The intent of the Mr. Frakes’s employment agreement was to align the strike price of the options with the average price of the shares purchased by Mr. Frakes. The options, as regranted, met this objective.

Equity Ownership Generally

We have adopted certain policies with respect to equity compensation, all of which apply to our executive officers and directors, such as policies regarding insider trading which prohibit trading during periods immediately preceding the release of material non-public information. We also permit officers to establish so-called Rule 10b5-1 trading plans, subject to the prior approval of our General Counsel.

We expect our executive officers to maintain a significant personal stake in our company. While we have not established stock ownership guidelines that are applicable to every executive, we may consider adopting such guidelines in 2008. Individual guidelines were established in connection with Mr. Frakes’s employment agreement.

Other Benefits

Our executive officers are entitled to participate in the various benefits made available to our employees generally, including retirement plans, group health plans, paid vacation and sick leave, basic life insurance and short-term and long-term disability benefits. Furthermore, all of our directors and officers and the directors and officers of our subsidiaries are covered by our directors and officers liability insurance.

Directors’ Compensation

The form and amount of director compensation is determined by the Board of Directors based on recommendations by our Nominating and Governance Committee. We believe that director compensation should not only be competitive, but also fair and reasonable in light of our directors’ background and experience, as well as the overall time, effort, and complexity involved in carrying out their responsibilities as directors. In determining the form and amount of consideration to be paid to our non-employee directors, we strive to ensure that director compensation does not exceed customary levels by critically evaluating the amount and form of consideration that we directly or indirectly pay to each director and to organizations with which a director is affiliated, so as not to jeopardize any director’s independence. In order to align the objectives of our directors and our shareholders, as well as to retain directors for an extended period, our directors receive annual retainers and meeting fees entirely in cash, in a combination of cash and restricted shares, or entirely in restricted shares at the election of the Director. In addition, the Director receives a cash payment (a gross-up) for the payment of the percentage of all applicable federal and state withholdings that corresponds with his election to receive 51% of greater of his compensation in restricted shares. None of our directors has elected to receive payment entirely in the form of cash. The shares are not transferable unless and until (1) a change in control of United America Indemnity, Ltd., (2) a director passes away, or (3) the one-year anniversary after a Director’s service on our Board ceases, so as to ensure that our directors maintain a long-term perspective when overseeing our operations. Amounts earned by our directors are set forth in Proposal One.

Employment Agreements

We have entered into employment agreements with each of our executive officers, as described in more detail below following the Summary Compensation Table. These agreements are important to the future of our business because our success depends, in part, upon the individual employees who represent us in dealings with our producers and the investment community, execute our business strategy, and identify and pursue strategic opportunities and initiatives. We believe that such agreements are helpful in providing our executives with some comfort regarding their duties and compensation in exchange for necessary restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the officers’ employment with us. These covenants are particularly important in protecting our interests in what is an intensely competitive industry and in which leveraging the personal relationships of our executives is critical to our success. The employment agreements also dictate the level and extent to which the officers receive post-termination compensation.

Severance and Change in Control Policy

We have established severance consistent with the market practices of our peer companies. The Compensation Committee and the Board of Directors approve appropriate severance policies for each executive officer designed to (i) compensate an executive who is involuntarily separated from us for reasons other than for “cause” and (ii) compensate the executive to the extent the executive is subject to a post-termination non-compete agreement.

With respect to change in control policies, we have adopted a limited change in control policy designed to incentivize our executive officers to pursue transactions which benefit our shareholders. Specifically, Messrs. Frakes, March, McDowell and Tate are entitled to accelerated vesting of their options in the event that we undergo a change in control while they are employed.

Committee Activities and Compensation Paid to Named Officers and Directors with respect to 2007

The Compensation Committee and the Section 162(m) Committee met several times in 2007 and took a variety of actions relating to the hiring, retention, 2007 compensation and separation of our executives. Actions of the Compensation Committee and the Section 162(m) Committee included: hiring a new Chief Executive Officer; approving increases in the base salaries of certain named officers; setting targets and thereafter reviewing and approving incentive compensation with respect to 2007; approving equity incentive plans for our named officers; approving employment agreements and compensation packages for new named officers; working with a compensation consultant to review compensation packages for our named officers; and approving separation agreements in connection with the departure of certain named officers. More detail on these activities is set forth below.

Hiring a New Chief Executive Officer

In November 2006, we had hired Mr. Fishman to be our Chief Executive Officer. In February 2007, our Board of Directors appointed Mr. Fishman President and Chief Executive Officer of United America Insurance Group.

From February 2007 through June 2007, Saul A. Fox served as our Chief Executive Officer. Mr. Fox served in this position with nominal compensation and without an employment agreement. Mr. Fox continues to serve as the Chairman of our Board of Directors.

In May 2007, we had hired Mr. Frakes to be our President and Chief Operating Officer. In June 2007, our Board of Directors appointed Mr. Frakes to be our President and Chief Executive Officer. The ultimate value of Mr. Frakes’s overall compensation package will depend heavily on our financial performance and on shareholder return during the term of his employment agreement. His annual bonus opportunity is tied to achieving targets with respect to net income. For 2007, Mr. Frakes was eligible to receive a bonus opportunity of $1,500,000, pro rated based on time served. One-third of the bonus was paid in restricted stock which vests over four-years and the remaining two-thirds was paid in cash. Commencing in 2008, Mr. Frakes’s bonus eligibility is calculated based on the achievement of net income targets as well as achievement of certain qualitative growth initiatives approved by our Board of Directors. Once the bonus amount is computed, the first $500,000 is to be paid in restricted stock which vests over a four-year period. To the extent that the annual bonus exceeds $500,000, half of such amount is payable in cash after the year to which it relates and the other half is retained and subject to redetermination three years after the original determination so as to evaluate the development of claims during the three-year period with respect to the original accident year. We feel that this lookback allows us to measure performance in a more accurate manner since determining profits and losses in our industry with reasonable precision can take several years. We believe that we should provide Mr. Frakes with incentives to focus on initiatives which are not easily quantified, but also create incentives that require Mr. Frakes to concentrate on and attain the enumerated net income targets.

Mr. Frakes also received an option grant upon hire, half of which vests based on continued employment, and half of which vests based on our achievement of annual income per share targets. The performance tranche may also vest if, upon a change of control, our share price achieves significant growth during Mr. Frakes’s tenure or if we achieve above average performance relative to our peers with respect to return on equity and annual increase in gross written premiums in each of two consecutive years during the 2009-2011 period. This option grant was contingent on Mr. Frakes purchasing $1,000,000 worth of our shares. These options were canceled and regranted in order to align the strike price with the average purchase price of Mr. Frakes’s shares. We strongly believe that Mr. Frakes’s share purchase created an immediate alignment of his interests with those of our shareholders, and accordingly, we were more willing to grant him options upon the execution of his employment agreement. Furthermore, the vesting terms of the options provide retention and additional performance incentives which are dependent on our profitability and the return realized by our shareholders.

Increases in Base Salary for Certain Named Executive Officers

At the beginning of 2007 the Compensation Committee approved increases in base salary for Messrs. Tate and March based on an increase in the cost of living. The Compensation Committee also felt that the previous performance and hard work of these officers merited the increase in base salaries.

Equity Compensation Opportunities

In 2006, we took significant steps towards moving to a system of smaller but more frequent awards of equity compensation under our Share Incentive Plan to our executive officers. We continued with this approach in 2007. Many of our senior executives, including Messrs. March and Tate, had last received significant equity grants in connection with the acquisition of our predecessor (and the executives’ simultaneous purchase of significant amounts of restricted shares), and vesting in the remaining portion of these grants is tied to continued employment.

Our senior executives were given the opportunity to participate in two equity compensation plans with respect to 2007 performance. First, Messrs. March and Tate are, while employed and in good standing, eligible for an equity award based upon the achievement of targets with respect to operating income of our U.S. Because we derive the majority of our income from our U.S. operations, we felt it was appropriate to tie these awards to achievement of what we felt were challenging income targets. Additionally, this award is not made until after the 2010 accident year, and we feel that giving time for 2007 accident year results to develop best reflects the nature by which we realize profits and losses and provides a powerful retention incentive for our senior executives.

The second opportunity was made available to Messrs. March and Tate. It is dependent on achievement of certain targets relative to our return on equity. We feel that this target measures the efficiency and extent to which we employ our assets in a manner that produces sustainable long-term growth. The three-year vesting period associated with awards of restricted shares pursuant to this opportunity provides an incentive to recipients to remain with us following an award grant.

Based on our 2007 return on equity program and our 2007 performance, Messrs. March and Tate did receive awards of restricted stock that vest over a three year period.

Robert M. Fishman Employment Termination

Robert M. Fishman’s, our former Chief Executive Officer and the former President and Chief Executive Officer of United America Insurance Group, employment terminated effective May 8, 2007.

Resignation of Saul A. Fox as Chief Executive Officer

Saul A. Fox served as our Chief Executive Officer from February 2007 through June 2007. Mr. Fox served in this position with nominal compensation and without an employment agreement. Mr. Fox continues to serve as the Chairman of our Board of Directors, a position he has held since 2003.

Perquisites

The material perquisites provided to our executives are relatively limited.

As shown below in the Summary Compensation Table, Mr. Whiting receives housing and transportation allowances. Such allowances are customary in Bermuda as methods of recruiting executives due to the scarcity of local talent. The Compensation Committee considered the cost of such allowances when reviewing and approving both Mr. Whiting’s base salary and his overall compensation package.

Use of Compensation Consultants

In 2006, our Compensation Committee retained Frederick W. Cook & Co., Inc., an outside compensation consultant, to perform a comparative study of the compensation packages of certain executives, including those executives who were then our four most highly paid executive officers, their terms and conditions of employment with the packages, and the terms and conditions of the executives among a peer group recommended by the consultant. The peer group consisted of similarly-sized publicly-traded companies with a similar business focus. The consultant opined that (1) widespread change with respect to our cash compensation opportunities was not needed, (2) our practice of granting long-term incentive compensation through restricted stock should be preserved, and (3) current practices with respect to employment contracts, perquisites and change in control benefits should be maintained. The Compensation Committee found the consultant’s report to be of great assistance, and will rely on it when making future compensation decisions with respect to our senior executives.

In 2006, we also used data and advice from two different consultants, Marsh Management Services (Bermuda) Ltd. and Pricewaterhouse Coopers (Bermuda), relative to compensation paid at similar companies in Bermuda in connection with our internal review of the compensation paid to employees at Wind River Reinsurance Company, Ltd. We also used the data to establish compensation packages for Mr. Whiting and other new hires at Wind River Reinsurance Company, Ltd. and to ensure that the compensation paid to our Wind River Reinsurance Company, Ltd. employees was in line with other Bermuda-based insurance operations and with our overall compensation philosophy.

Review of Equity Granting Policies

Our Audit Committee has conducted a review of our equity compensation polices and practices and reported the results of its review to our Board of Directors. We have since concluded that there were no outstanding issues relating to any option “backdating” and that past practices with respect to option grants were appropriate.

Other Material Considerations

Post-Employment Benefits

The post-employment benefits available to our executive officers are subject to the terms of the officers’ employment agreement. These benefits are meant to provide the officers with protection in the event that they are forced to seek other employment by virtue of a “without cause” or “good reason” termination, and provide consideration for their restrictive covenants. Our executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our normal 401(k) plan and the matching contributions therein.

Our non-employee directors are not provided with any post-service benefits. The only material effect of a change in control of United America Indemnity, Ltd. on our non-employee directors’ compensation would be a lifting of the transferability restrictions on their restricted shares if they do not remain directors.

Impact of Accounting, Tax and Legal Considerations

With respect to taxes, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to the Chief Executive Officer, Chief Financial Officer and certain other named executive officers. Accordingly, the Compensation Committee and the Section 162(m) Committee monitor which executive officers qualify as the so-called “named executive officers” so that steps may be taken to ensure that compensation paid to these officers is deductible under Section 162(m).

Certain types of performance-based compensation are exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m). The Compensation Committee and the Section 162(m) Committee seek to structure performance-based and equity compensation for our named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. All compensation paid to our executive officers with respect to 2007 was deductible for purposes of Section 162(m).

Compensation is also affected by Section 409A of the Internal Revenue Code. Section 409A dictates the manner by which deferred compensation opportunities are offered to our employees and requires, among other things, that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We operate our existing deferred compensation arrangements in accordance with Section 409A, and we will continue to use the transition period provided by the Internal Revenue Service to amend our plans where necessary to maintain compliance with Section 409A.

We also take into account Sections 280G and 4999 of the Internal Revenue Code when structuring compensation. These two sections relate to the imposition of excise taxes on executives who receive, and the loss of deductibility for employers who pay, “excess parachute payments” made in connection with a change in control. Because these taxes dampen the incentives we provide to our executives to pursue a beneficial transaction for our shareholders, we often structure our compensation opportunities in a manner that reduces the impact of Sections 280G and 4999.

Conclusion

Based on our review and analysis, we believe that each element of compensation and the total compensation provided to each of our named executive officers and directors is reasonable and appropriate. The value of the compensation payable to our executives and directors is heavily dependent on our performance and the investment return realized by our shareholders. Furthermore, we believe our executives’ and directors’ total compensation opportunities are comparable to our competitors’ executives’ and directors’ opportunities. We believe these compensation opportunities allow us to attract and retain talented executives and directors who have helped and who will continue to help us grow as we look to the years ahead.

Executive Compensation

Summary Compensation Table

The following table shows information concerning the compensation recorded by United America Indemnity, Ltd. (“UAI”) for the 2006 and 2007 fiscal years paid to principal executive officers, principal financial officer, and other named executive officers.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
Name and					Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year		Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Earnings	Compensation		Total

Larry A. Frakes,	2007		$373,846	—	$70,172	$497,316	$643,836	—	—		$1,585,170
President and Chief Executive Officer, UAI	2006		—	—	—	—	—	—	—		—
Saul A. Fox,	2007	(5)	$11	—	—	—	—	—	—		$11
Former Chief Executive Officer, UAI	2006		—	—	—	—	—	—	—		—
Robert M. Fishman,	2007		$373,846	—	—	$(112,854)	—	—	$23,947	(7)	$284,939
Former Chief Executive Officer, UAI, and former President and Chief Executive Officer, United America Insurance Group	2006	(6)	$46,154	$500,000	—	$112,854	—	—	$13,448		$672,456
Kevin L. Tate,	2007		$320,039	—	$92,626	$110,984	$129,200	—	$13,500	(8)	$666,349
Chief Financial Officer, UAI	2006		$314,400	—	$18,582	$176,740	$187,200	—	$13,450		$701,302
Richard S. March,	2007		$369,208	—	$106,835	$110,984	$149,040	—	$13,500	(9)	$749,567
General Counsel, United America Insurance Group	2006		$362,444	—	$21,435	$176,740	$216,000	—	$13,422		$779,579
David R. Whiting,	2007		$425,000	—	—	—	$170,000	—	$142,764	(11)	$737,764
President and Chief Executive Officer of Wind River Reinsurance Company, Ltd.	2006	(10)	$318,750	—	—	—	$175,313	—	$114,332		$608,395
Raymond H (Scott) McDowell,	2007	(12)	$91,154	$400,000	$35,352	$10,555	—	—	—		$537,061
President, Penn-America Group	2006		—	—	—	—	—	—	—		—

(1)	The amounts listed represent the dollar amount recognized for financial statement reporting purposes in the 2007 fiscal year for the fair value of restricted stock granted in 2007 and prior fiscal years for the named executives in accordance with SFAS 123R. See Note 14 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(2)	The amounts listed represent the dollar amount recognized for financial statement reporting purposes in the 2007 fiscal year for the fair value of stock options granted in 2007 and prior fiscal years for the named executives in accordance with SFAS 123R. The amount recognized in 2007 excludes any estimate of forfeiture related to service based vesting.

(3)	The amounts listed represent the dollar amount paid after the 2007 fiscal year and prior fiscal years, but were attributable to the 2007 fiscal year and prior fiscal year performance. The payment was made after the relevant fiscal year per the terms of the award.

(4)	Mr. Frakes’s employment with us commenced May 10, 2007.

(5)	Mr. Fox served as our Chief Executive Officer from February 7, 2007 through June 28, 2007.

(6)	Mr. Fishman’s employment commenced on November 27, 2006 and ended on May 7, 2007.

(7)	For 2006, includes reimbursement of $7,278 in relocation expenses and $6,170 in commuting expenses incurred by Mr. Fishman. For 2007, includes reimbursement of $10,986 in commuting expenses incurred by Mr. Fishman and a $12,962 matching contribution under our 401(k) plan. Under the terms of his employment agreement, Mr. Fishman was entitled to reimbursement of certain commuting expenses.

(8)	For 2006, includes a matching contribution under our 401(k) plan in the amount of $13,450. For 2007, represents a matching contribution under our 401(k) plan in the amount of $15,499 less the recoupment of $1,999 relative to excess contribution by the Company.

(9)	For 2006, includes a matching contribution under our 401(k) plan in the amount of $13,422. For 2007, represents a matching contribution under our 401(k) plan in the amount of $13,500.

(10)	Mr. Whiting’s employment by Wind River commenced effective April 1, 2006.

(11)	For 2006, includes the following payments to and contributions for Mr. Whiting: $90,000 payment of housing and travel allowance, $10,625 additional matching contribution to Bermuda pension plans, $8,286 payment of employee’s portion of Bermuda employment tax, $4,402 payment of employee’s portion of health and related expenses, and $1,019 payment of employee’s portion of Bermuda social insurance contributions. For 2007, includes the following payments to and contributions for Mr. Whiting: $120,000 payment of housing and travel allowance, $21,250 additional matching contribution to Bermuda pension plans, $15,145 payment of employee’s portion of Bermuda employment tax, $6,190 payment of employee’s portion of health and related expenses, and $1,429 payment of employee’s portion of Bermuda social insurance contributions.

(12)	Mr. McDowell’s employment with Penn-America commenced effective September 4, 2007.

Grants of Plan-Based Awards During 2007

The following table shows information concerning grants of plan-based awards made by United America Indemnity, Ltd. in 2007 to its principal executive officers, principal financial officer, and other named executive officers. These awards were grants under our Share Incentive Plan.

										All Other
								All Other		Option			Grant
								Stock Awards:		Awards:		Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number		Number		or Base	Value of
		Under Non-Equity			Under Equity			of Shares of		of Securities		Price of	Stock and
	Grant	Incentive Plan Awards			Incentive Plan Awards			Stock		Underlying		Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options		Awards	Awards

Larry A. Frakes(1)	5/17/07	—	—	—	—	—	—	—		197,473		$25.32	$1,527,455
	5/17/07	—	—	—	—	—	—	—		197,473		$25.32	$2,154,430
	2/27/08	—	—	—	—	—	—	16,161	(2)	—		—	$321,927
Saul A. Fox	—	—	—	—	—	—	—	—		—		—	—
Robert M. Fishman	—	—	—	—	—	—	—	—		—		—	—
Kevin L. Tate(3)	2/27/08	—	—	—	2,432	4,054	4,054	4,206		—		—	$83,784
Richard S. March(3)	2/27/08	—	—	—	2,806	4,676	4,676	4,852		—		—	$96,652
David R. Whiting	—	—	—	—	—	—	—	—		—		—	—
Raymond H. (Scott) McDowell	9/4/07	—	—	—	—	—	—	15,000	(4)	—		—	$328,050
	9/4/07	—	—	—	—	—	—	—		20,000	(5)	$21.87	$130,600

(1)	Mr. Frakes’s employment agreement includes the grant of options to purchase 394,946 shares of our Class A common shares split evenly between time-based and performance-based options at the grant date market value of $25.30 per share. The time-based options vest at 25% on each December 31 of 2008 through 2011. The performance-based options generally vest at the same rate based on our achievement of various financial performance goals. As described in a Form 8-K filed by us on February 8, 2008, the options reflected in the table above were cancelled in exchange for the grant of (a) 249,419 time vesting options with an exercise price of $20.05 and (b) 249,419 performance vesting options with an exercise price of $20.05 per share.

(2)	Our Board of Directors authorized a restricted stock incentive award to Mr. Frakes based on previously approved targets. As a result, our Section 162(m) Committee approved the achievement of the targets and our Compensation Committee awarded these restricted shares during the first quarter of 2008, based on the December 31, 2007 market value of Class A common shares, which will vest 25% on each February 27 of 2009 through 2012.

(3)	Our Board of Directors authorized a restricted stock incentive award to our officers if we achieved a minimum 10% return on equity based on 2007’s operating results. As a result of our achievement of a 12.1% return on equity in 2007, our Compensation Committee awarded these restricted shares during the first quarter of 2008, based on the December 31, 2007 market value of our Class A common shares, which will vest 33 1/3% on each January 1 of 2009 through 2011. The amounts listed under Estimated Future Payouts Under Equity Incentive Plan Awards represent potential awards related to the 2007 Accident Year Look Back awards. The amounts listed under All Other Stock Awards represent 2007 Return on Equity awards.

(4)	Represents restricted stock awarded to Mr. McDowell as part of his employment agreement. The award was granted at the closing share price of $21.87 on September 4, 2007 and vests 33 1/3% on each September 4 2008 through 2010.

(5)	Mr. McDowell’s employment agreement includes the grant of time-based options to purchase 20,000 of our Class A common shares at the grant date market value of $21.87 per share. These options vest at 25% on each September 4 of 2008 through 2011.

Employment Agreements

Larry A. Frakes

Mr. Frakes has an employment agreement with United America Indemnity, Ltd., which was amended and restated effective as of February 5, 2008. The initial term of the agreement is from May 10, 2007 through

December 31, 2011, subject to an automatic renewal on a year to year basis in the absence of notice by either party to terminate the agreement. Under the agreement, Mr. Frakes is to receive an annual base salary of $600,000. Mr. Frakes was eligible to receive an annual bonus for the 2007 calendar year equal to $1,500,000 pro-rated for time served with one-third payable in restricted stock vesting over four years and two-thirds payable in cash. For calendar year 2007, Mr. Frakes received a cash bonus of $643,836 and 16,161 of our Class A common shares for a total bonus valued at $965,753. In respect of each full calendar year during the term, commencing with 2008, we will provide Mr. Frakes with an annual bonus opportunity based upon the achievement of certain consolidated net income targets as approved by the Compensation and Section 162(m) Committees. Such awards, if achieved, are to be paid in both cash and restricted shares. The first $500,000 shall be payable in restricted shares, and with respect to calendar year 2008-2010, shall vest at the rate of 25% per year over four years. Thereafter, any restricted shares awarded shall vest at the rate of 33 1/3% per year over three years. Any annual bonus amount earned in excess of the first $500,000 shall be paid in cash, with 50% of such amount paid within 30 days of the approval of such bonus by our Board of Directors. The remaining 50% shall be retained for three years. After such three-year period, the performance score for the original bonus year shall be redetermined and any retained amounts, after being increased or reduced, shall then be paid to Mr. Frakes, along with a deemed investment return thereon. Receipt of the retained cash amounts and vesting in restricted shares are both subject to certain continued employment requirements. Subject to continued employment, Mr. Frakes shall also be entitled to a cash payment to cover the federal and state tax liability associated with the vesting of such restricted stock.

Under the agreement, Mr. Frakes purchased 50,000 of our Class A common chares at an aggregate purchase price of over $1,000,000. These shares are not transferable except in limited instances. Mr. Frakes also received 394,496 options to acquire our Class A common shares, with an exercise price equal to $25.32. These options were canceled and 498,838 options to acquire our Class A common shares, with an exercise price equal to $20.05 were granted effective February 5, 2008. 50% of such options shall be time vesting options and vest at the rate of 25% per year over four years. The remaining 50% are performance vesting options and shall vest at the rate of up to 25% per year over four years, subject to achievement of certain performance targets by Mr. Frakes. All provisionally vested performance vesting options shall conclusively vest as of the 120th day following a two-year consecutive period of either calendar 2010 and 2011 or 2011 and 2012, our annual return on equity and annual increase in gross written premiums exceeded the results achieved by more than 50% of a group of our publicly-traded peers. All options, including unvested and provisionally vested options, shall vest conclusively upon a change in control of United America Indemnity, Ltd., if it is determined that the price of our shares grew at or in excess of a 15% compounded annual rate during the period beginning as of the effective date of the employment agreement and ending as of the date of the change in control. Option vesting is subject to certain continued employment requirements.

Mr. Frakes’s employment may be terminated at any time by our Board of Directors or by Mr. Frakes upon three months written notice. If a termination is for cause, death or disability, Mr. Frakes shall be entitled to receive all accrued but unpaid base salary, and any vesting of restricted stock and/or options shall cease. If Mr. Frakes’s employment is terminated without Cause or for good reason, Mr. Frakes shall receive severance payments equal to his monthly base salary multiplied by months served, which is capped at eighteen (18) months, (less any amounts paid during the applicable notice period), continued benefits for 18 months, and continued vesting in awarded restricted stock and conditionally vested performance vesting options. For 18 months following Mr. Frakes’s termination for any reason, Mr. Frakes shall be subject to certain non-compete, non-solicit and confidentiality obligations.

Kevin L. Tate

Mr. Tate has an executive employment agreement with United National Insurance Company, or “UNIC,” an indirect, wholly-owned subsidiary of United America Indemnity, Ltd. The agreement provides for an initial employment term through December 31, 2008, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. If UNIC elects not to renew the agreement at the end of the initial term, and Mr. Tate has otherwise performed satisfactorily, he will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.

With respect to the annual cash compensation, the agreement provides that Mr. Tate is entitled to an annual direct salary of not less than $312,000, which is subject to review on an annual basis. Mr. Tate is also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program.

Under the agreement, UNIC may also terminate Mr. Tate for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case (1) Mr. Tate would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. Tate would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. Tate), and conditioned upon the execution by Mr. Tate of a general release and compliance with post-termination obligations.

If UNIC terminates Mr. Tate without “cause” or he resigns as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. Tate (in both cases without UNIC offering Mr. Tate a reasonable relocation package), UNIC has agreed to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive.

During this severance period, UNIC is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Tate participates until the earlier of the end of the severance period or Mr. Tate becoming eligible for coverage by another employer and subject to Mr. Tate continuing to bear his share of coverage costs.

The agreement also imposes non-compete, non-solicitation, and confidentiality obligations on Mr. Tate upon his termination for any reason. The agreement provides that for a period of 18 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of such substantial failure to perform), Mr. Tate shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any property and casualty insurance or reinsurance company that writes more than 15% of its written premium by issuing commercial insurance policies for businesses through a network of wholesale or managing general agents on a binding authority basis. The agreement also contains non-solicitation provisions that prohibit Mr. Tate, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during Mr. Tate’s employment (or during such 18-month period), or a business prospect of UNIC during Mr. Tate’s employment. The agreement also provides that Mr. Tate may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non- solicitation provisions of the agreement. If Mr. Tate violates his restrictive covenants or confidentiality obligations, the employment agreement also permits UNIC to recover gain realized by Mr. Tate upon the exercise of options or sale of shares during a designated period, to purchase his shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.

Mr. Tate has been granted various options to purchase our Class A common shares. The first set of options granted on September 5, 2003 has an exercise price of $10 per share and initially provided for vesting over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of Mr. Tate’s employment for any reason (including cause). Mr. Tate was granted 39,375 of these options. Effective December 31, 2005, the vesting schedule was amended so that 20% vested as of December 31, 2004, 40% vested as of December 31, 2005, 52% vested as of December 31, 2006, 64% vested as of December 31, 2007 and 100% is vested as of December 31, 2008. The second set of options are performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share and initially provided vesting in 25% increments over a four-year period and conditioned upon our achieving various operating targets. Mr. Tate was granted 65,625 of these options. Effective December 31, 2005, the terms of these performance-vesting options were amended in order to eliminate the performance criteria. The performance hurdle with respect to accelerated option vesting upon a change in control was also eliminated. As a result, the options vest and become exercisable in accordance with the following timetable, without regard to performance criteria: 0% vested as of December 31, 2004, 50% vested as of December 31, 2005, 60% vested as of December 31, 2006, 70% vested as of December 31, 2007 and 100% is vested as of December 31, 2008. All of the unvested options will become vested upon a change in control of our company.

Richard S. March

Mr. March has an executive employment agreement with UNIC. The agreement provides for an initial employment term through December 31, 2008, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. If UNIC elects not to renew the agreement at the end of the initial term, and Mr. March has otherwise performed satisfactorily, Mr. March will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.

With respect to the annual cash compensation, the agreement provides that Mr. March is entitled to an annual direct salary of not less than $320,000, which is subject to review on an annual basis. Mr. March is also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program.

Under the agreement, UNIC may also terminate Mr. March for “cause” or if Mr. March becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case (1) Mr. March would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. March would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. March), and conditioned upon the execution by Mr. March of a general release and compliance with post-termination obligations.

If UNIC terminates the Mr. March without “cause” or he resigns as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. March (in each case without UNIC offering Mr. March a reasonable relocation package), UNIC has agreed to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive.

During this severance period, UNIC is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. March participates until the earlier of the end of the severance period or Mr. March becoming eligible for coverage by another employer and subject to Mr. March continuing to bear his share of coverage costs.

The agreement also imposes non-compete, non-solicitation, and confidentiality obligations on Mr. March upon his termination for any reason. The agreement provides that for a period of 18 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by UNIC’s Board of Directors of such substantial failure to perform), Mr. March shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, property and casualty insurance or reinsurance company that writes more than 15% of its written premium by issuing commercial insurance policies for businesses through a network of wholesale or managing general agents on a binding authority basis. The agreement also contains non-solicitation provisions that prohibit Mr. March, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during Mr. March’s employment (or during such 18-month period), or a business prospect of UNIC during Mr. March’s employment. The agreement also provides that Mr. March may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreement. If Mr. March violates his restrictive covenants or confidentiality obligations, the employment agreement also permits UNIC to recover gain realized by Mr. March upon the exercise of options or sale of shares during a designated period, to purchase his shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.

Mr. March has been granted various options to purchase our Class A common shares. The first set of options granted on September 5, 2003 has an exercise price of $6.50 per share and are fully vested. Mr. March was granted 56,074 options from this set of options. The second set of options granted on September 5, 2003 have an exercise price of $10 per share and initially provided for vesting over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of Mr. March’s employment for any reason (including cause). Mr. March was granted 39,375 of these options. Effective December 31, 2005, the vesting schedule was amended so that 20% vested as of December 31, 2004, 40% vested as of December 31, 2005, 52% vested as of December 31, 2006, 64% vested as of December 31, 2007 and 100% is vested as of December 31, 2008. The third set of options are performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share and initially provided vesting in 25% increments over a four-year period and conditioned upon our achieving various operating targets. Mr. March was granted 65,625 of these options. Effective December 31, 2005, the terms of these performance-vesting options were amended in order to eliminate the performance criteria. The performance hurdle with respect to accelerated option vesting upon a change in control was also eliminated. As a result, the options vest and become exercisable in accordance with the following timetable, without regard to performance criteria: 0% vested as of December 31, 2004, 50% vested as of December 31, 2005, 60% vested as of December 31, 2006, 70% vested as of December 31, 2007 and 100% is vested as of December 31, 2008. All of the unvested options will become vested upon a change of control in our company.

David R. Whiting

Mr. Whiting entered into an employment agreement in May 2006 with Wind River Insurance Company (Bermuda), Ltd. (now known as Wind River Reinsurance Company, Ltd., the “Company”), an indirect, wholly owned subsidiary of United America Indemnity, Ltd., effective as of April 1, 2006 (the “Effective Date”), pursuant to which Mr. Whiting agreed to serve as President and Chief Executive Officer of the Company. The agreement between Mr. Whiting and the Company provides for an initial employment term of three years from the Effective Date, with additional one-year renewal terms, unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. Mr. Whiting receives a base salary of $425,000 subject to adjustment (“base salary”) and is eligible for an annual cash bonus. For calendar year 2007, Mr. Whiting was eligible for a cash bonus in an amount no less than forty percent of his base salary based upon the Company achieving certain income targets. During the employment term, Mr. Whiting is also entitled to a housing allowance of $9,000 per month and a transportation and travel allowance of $1,000 per month.

The agreement also imposes certain non-compete, non-solicitation, no-hire and confidentiality obligations on Mr. Whiting following the termination of his employment for any reason.

Pursuant to the agreement, the Company may terminate Mr. Whiting for “cause” (as such term is defined it the agreement), upon his “permanent disability” (as such term is defined in the agreement) or upon his death. Mr. Whiting may terminate his employment with or without “good reason” (as such term is defined in the agreement) following forty-five days’ written notice to the Company. If Mr. Whiting’s employment is terminated by the Company because of death or permanent disability or for cause, by Mr. Whiting without good reason or if the term expires, the Company shall pay to Mr. Whiting his full base salary plus housing, transportation and travel allowances through the date of termination at the rate in effect at the time of termination and the Company shall have no further obligations to Mr. Whiting under the agreement. If Mr. Whiting’s employment is terminated by the Company without cause or by Mr. Whiting for good reason, then the Company shall pay, subject to his execution of a general release and his compliance with certain post-termination obligations, to Mr. Whiting an amount equal to Mr. Whiting’s then monthly base salary plus housing and transportation and travel allowances multiplied by six, with such amount payable in equal monthly installments, and shall maintain any medical or health-and-accident plan in effect for such time. During the twelve month period following Mr. Whiting’s employment, Mr. Whiting agrees to be available to the Company from time to time to assist on matters he worked on during his employment at the Company or its affiliates.

The Company has also agreed to indemnify Mr. Whiting for all taxes levied, assessed or applied on the income or assets of Mr. Whiting by any governmental authority other than the Government of Bermuda, resulting from his employment activities at the direction of the Company.

Raymond H. (Scott) McDowell

Mr. McDowell has an executive employment agreement with Penn-America Insurance Company, or “PAIC,” an indirect wholly-owned subsidiary of United America Indemnity, Ltd. The agreement provides for an initial employment term through December 31, 2011, with additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other. If PAIC and Mr. McDowell do not reach agreement on a new, written agreement at the following the expiration of the term, Mr. McDowell shall be an employee at will and none of the provisions of the agreement shall apply except for certain restrictive covenants.

With respect to the annual cash compensation, the agreement provides that Mr. McDowell is entitled to an annual direct salary of not less than $300,000, which is subject to review on an annual basis. Commencing with the 2008 accident year, Mr. McDowell is also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program. One-third of each annual bonus is payable in our restricted Class A Common Shares and two-thirds is payable in cash. If Mr. McDowell remains an employee in good standing through the expiration of the initial term, he may upon notice elect to accelerate the vesting of any then unvested restricted shares previously granted.

Under the agreement, PAIC may terminate Mr. McDowell for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case (1) Mr. McDowell would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. McDowell would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. McDowell), and conditioned upon the execution by Mr. McDowell of a general release and compliance with post-termination obligations.

If PAIC terminates Mr. McDowell without “cause” or he resigns as a result of the relocation of the principal executive offices of PAIC or the business relocation of Mr. McDowell (in both cases without PAIC offering Mr. McDowell a reasonable relocation package), PAIC has agreed to severance pay of 12 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive.

During this severance period, PAIC is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. McDowell participates until the earlier of the end of the severance period or Mr. McDowell becoming eligible for coverage by another employer and subject to Mr. McDowell continuing to bear his share of coverage costs.

The agreement also imposes non-compete, non-solicitation, and confidentiality obligations on Mr. McDowell upon his termination for any reason. The agreement provides that for a period of 12 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of such substantial failure to perform), Mr. McDowell shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any insurance related business competitive with the business of PAIC or its affiliates. The agreement also contains non-solicitation provisions that prohibit Mr. McDowell, for a period of 12 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for PAIC, or engaging in insurance-related business with any party who is or was a customer of PAIC during Mr. McDowell’s employment (or during such 12-month period), or a business prospect of PAIC during Mr. McDowell’s employment.

On September 4, 2007, Mr. McDowell was granted 20,000 options to purchase our Class A common shares with an exercise price of $21.87 per share vesting over time in 25% increments over a four-year period, with any unvested options forfeitable upon termination of Mr. McDowell’s employment for any reason (including cause). All of the unvested options will become vested upon a change in control of our company.

Outstanding Equity Awards at December 31, 2007

The following table shows information concerning outstanding equity awards at December 31, 2007 made by United America Indemnity, Ltd. to its principal executive officers, principal financial officer and other named executive officers.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market
			Plan					Awards:	or Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value of	Unearned	Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares,	Shares,
	Underlying	Underlying	Underlying			Units of	Units of	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option		Stock	Stock	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Larry A. Frakes(1)	—	197,473	—	$25.32	5/17/17	—	—	—	—
	—	—	197,473	$25.32	5/17/17	—	—	—	—
	—	—	—	—	—	16,161	$321,927	—	—
Saul A. Fox	—	—	—	—	—	—	—	—	—
Robert M. Fishman	—	—	—	—	—	—	—	—	—
Kevin L. Tate	45,938	19,687	—	$10.00	9/5/13	—	—	—	—
	25,200	14,175	—	$10.00	9/5/13	—	—	—	—
	—	—	—	—	—	6,983	$139,101	—	—
Richard S. March	56,074	—	—	$6.50	9/5/13	—	—	—	—
	45,938	19,687	—	$10.00	9/5/13	—	—	—	—
	25,200	14,175	—	$10.00	9/5/13	—	—	—	—
	—	—	—	—	—	8,056	$160,476	—	—
David R. Whiting	—	—	—	—	—	—	—	—	—
Raymond H. (Scott) McDowell	—	20,000	—	$21.87	9/4/17	15,000	$298,800	—	—

(1)	As described in a Form 8-K filed by us on February 8, 2008, the options reflected in the table above were cancelled in exchange for the grant of (a) 249,419 time vesting options with an exercise price of $20.05 and (b) 249,419 performance vesting options with an exercise price of $20.05 per share. The options, as regranted, expire on May 17, 2017.

Options Exercised and Stock Vested in 2007

In 2007, no options were exercised by, and no restricted shares vested that were owned by, our principal executive officers, principal financial officer, and other named executive officers.

Pension Benefits in 2007

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation in 2007

None of our named executive officers participate in any nonqualified defined contribution or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change in Control

The following is a summary of the agreements and plans that provide for payment to a named executive officer at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or with a change in control or a change in the named executive officer’s responsibilities.

Larry A. Frakes

Under his employment agreement with us, Mr. Frakes’s employment may be terminated at any time by our Board of Directors or by Mr. Frakes upon three months written notice with or without cause, upon his death or disability.

•	Termination by Us for Cause, Termination by Death or Disability. If a termination of Mr. Frakes’s employment for cause, death or disability, Mr. Frakes is entitled to receive all accrued but unpaid base salary, and any vesting of restricted stock and/or options shall cease. For the details of Mr. Frakes’s salary, restricted stock, and options, see the description of Mr. Frakes’s employment agreement under “Employment Agreements.”

Under Mr. Frakes’s employment agreement, “cause” means (i) the engaging by Mr. Frakes in malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (ii) the material violation by Mr. Frakes of certain provisions of his employment agreement or share/option agreements after notice from us and a failure to cure such violation within 10 days of the notice (to the extent the Board reasonably determines such violation is curable and subject to notice), (iii) a breach by Mr. Frakes of any representation or warranty in his employment agreement or share/option agreements, (iv) the determination by our Board of Directors that Mr. Frakes has exhibited incompetence or gross negligence in the performance of his duties, (v) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Frakes, (vi) Mr. Frakes being charged with a felony or other crime involving moral turpitude, or (vii) Mr. Frakes substantially failing to perform his duties after notice from us and failure to cure such non-performance within 10 days of our notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interest policies and code of conduct applicable to all of our employees and senior executives.

Under Mr. Frakes’s employment agreement, “disability” occurs when a licensed physician selected by us determines that Mr. Frakes is disabled and he is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any twelve-month period.

•	Termination by Us Without Cause or Termination by the Executive for Good Reason. If Mr. Frakes employment is terminated by us without cause or by Mr. Frakes with good reason, Mr. Frakes is entitled to receive severance payments equal to his monthly base salary multiplied by months served (capped at 18) less any amounts paid during the relevant notice period and any taxes and withholdings, continued benefits for 18 months, and continued vesting in awarded restricted stock and conditionally vested performance vesting options. For details of Mr. Frakes’s salary, restricted stock, and options, see the description of Mr. Frakes’s employment agreement under “Employment Agreements.”

Under Mr. Frakes’s employment agreement, “good reason” means a willful and substantial reduction in his material responsibilities and reporting as provided for in the employment agreement which remains uncured for 30 days after written notice thereof is provided by Mr. Frakes to us setting forth in reasonable detail the alleged breach. Mr. Frakes must provide such written notice within 10 days of the event allegedly giving rise to good reason or such alleged event shall not provide a basis for such notice. A modification as to whom Mr. Frakes shall report resulting from a change of control does not constitute good reason.

•	Voluntary Termination. If Mr. Frakes voluntarily terminates his employment without Good Reason, we will pay him accrued and unpaid base salary through the termination date (less applicable withholding taxes). For the details of Mr. Frakes’s salary, see the description of Mr. Frakes’s employment agreement under “Employment Agreements.”

•	Change in Control. Under his employment agreement, Mr. Frakes received 394,946 options to acquire our Class A common shares with an exercise price of $25.32. 50% of such options shall be time vesting options and vest at the rate of 25% per year over four years. The remaining 50% are performance vesting options and vest at the rate of up to 25% per year over four years, subject to achievement of certain performance targets by Mr. Frakes. Unvested options may also vest upon a change of control of United America Indemnity, Ltd., if it is determined that the price of our shares appreciated in value by a 15% or greater annual compounded rate over the period of August 15, 2007 through the date of the change of control.

Assuming Mr. Frakes’s employment was terminated under each of these circumstances on December 31, 2007, and without taking into account any value assigned to Mr. Frakes’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and Performance
		Awards ($)
		Time and
	Base	Performance
	Salary ($)	Based	Restricted Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—		—
Without Cause or For Good Reason(2)	$350,000	—	$321,927	$692	(3)	$503,763
Change in Control(4)	—	(5)	$321,927	—		—

(1)	We would have no further obligation to Mr. Frakes except to pay him for all accrued but unpaid base salary through the termination date.

(2)	Provides for Mr. Frakes’s monthly base salary for the 7 months served in 2007.

(3)	The present value of medical and dental benefits was used to calculate this amount.

(4)	Assumes continued employment following a change in control. If Mr. Frakes were to be terminated without cause following a change in control, Mr. Frakes would be entitled to the severance set forth above in “Without Cause or For Good Reason.”

(5)	Although unvested options vest immediately upon a change in control, as of December 31, 2007, the options were “out of the money.” Therefore, no amount would be recognized.

Kevin L. Tate and Richard S. March

Under the employment agreements of Mr. Tate and Mr. March (each, an “Executive”) with UNIC, UNIC may terminate the Executive’s employment with or without cause, upon his death or disability.

•	Termination by Us for Cause, Termination by Death or Disability. If UNIC terminates the Executive’s employment for cause or if the Executive’s employment is terminated because of death, the Executive would not be entitled to any separation payments. If the Executive’s employment is terminated because of his disability, he would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by the Executive), and conditioned upon the execution by the Executive of a general release and compliance with post-termination obligations. For the details of the salaries of Mr. Tate and Mr. March, see the description of their employment agreements under “Employment Agreements.”

Under each employment agreement, “cause” means (i) the Executive substantially failing to perform his duties after notice from UNIC and failure to cure such violation within 10 days of the notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (ii) the engaging by the Executive in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (iii) the material violation by the Executive of certain provisions of his employment agreement or share/option agreements after notice from UNIC and a failure to cure such violation within 10 days of the notice, (iv) a breach by the Executive of any representation or warranty in his employment agreement or share/option agreements, (v) the determination by our Board of Directors that the Executive has exhibited incompetence or gross negligence in the performance of his duties, (vi) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of the Executive, or (vii) the Executive being charged with a felony or other crime involving moral turpitude.

Under each employment agreement, “disabled” means that the Executive is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any twelve-month period.

•	Termination by UNIC Without Cause or Termination by the Executive for Good Reason. If UNIC terminates the Executive without cause or he resigns as a result of the relocation of UNIC’s principal executive offices or the business relocation of the Executive (in both cases without us offering the Executive a reasonable relocation package), the Executive is entitled to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical, health, and accident plan or arrangement in which the Executive participates until the earlier of the end of the severance period or the Executive becoming eligible for coverage by another employer and subject to the Executive continuing to bear his share of coverage costs.

The agreement also provides that the Executive may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreement.

•	Expiration. If UNIC elects not to renew the Executive’s employment agreement at the end of the initial term (December 31, 2008), and the Executive has otherwise performed satisfactorily, he will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of his base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer. For the details of the Executive’s salary, see the description of the Executive’s employment agreement under “Employment Agreements.”

•	Change of Control. All of the Executive’s unvested options become vested upon a change of control of our company if Fox Paine & Company has achieved a specified rate of return on its investment in us. For the details of the Executive’s options, see the description of the Executive’s employment agreement under “Employment Agreements.”

Assuming Mr. Tate’s employment was terminated under each of these circumstances on December 31, 2007, and without taking into account any value assigned to Mr. Tate’s covenant not to compete, such payments and benefits would have had an estimated value of:

			Value of Accelerated
			Equity and Performance
			Awards ($)
	Base		Time		Performance
	Salary ($)		Based		Based	Other ($)		Total ($)

With Cause; Death(1)	—		—		—	—		—
Disability	$161,500	(2)	—		—	—		$161,500
Without Cause or For Good Reason	$484,500		—		—	$19,263	(3)	$503,763
Expiration of Employment Agreement	$161,500		—		—	—		$161,500
Change in Control(4)	—		$335,911	(5)	—	—		$335,911

(1)	We would have no further obligation to Mr. Tate except to pay him for all accrued but unpaid base salary through the termination date.

(2)	Subject to reduction for disability payments otherwise received by Mr. Tate.

(3)	The present value of medical and dental benefits was used to calculate this amount.

(4)	Assumes continued employment following a change in control. If Mr. Tate were to be terminated without cause following a change in control, Mr. Tate would be entitled to the severance set forth above in “Without Cause or For Good Reason.”

(5)	Represents the value of unvested outstanding options that would accelerate and vest on a change in control. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of our Class A Common Shares on December 31, 2007 and the per share exercise price.

Assuming Mr. March’s employment was terminated under each of these circumstances on December 31, 2007, and without taking into account any value assigned to Mr. March’s covenant not to compete, such payments and benefits would have had an estimated value of:

			Value of Accelerated
			Equity and Performance
			Awards ($)
	Base		Time		Performance
	Salary ($)		Based		Based	Other ($)		Total ($)

With Cause; Death(1)	—		—		—	—		—
Disability	$186,300	(2)	—		—	—		$186,300
Without Cause or For Good Reason	$558,900		—		—	$15,006	(3)	$573,906
Expiration of Employment Agreement	$186,300		—		—	—		$186,300
Change in Control(4)	—		$335,911	(5)	—	—		$335,911

(1)	We would have no further obligation to Mr. March except to pay him for all accrued but unpaid base salary through the termination date.

(2)	Subject to reduction for disability payments otherwise received by Mr. March.

(3)	The present value of medical and dental benefits was used to calculate this amount.

(4)	Assumes continued employment following a change in control. If Mr. March were to be terminated without cause following a change in control, Mr. March would be entitled to the severance set forth above in “Without Cause or For Good Reason.”

(5)	Represents the value of unvested outstanding options that would accelerate and vest on a change in control. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of our Class A Common Shares on December 31, 2007 and the per share exercise price.

David R. Whiting

Under Mr. Whiting’s employment agreement with Wind River Insurance Company (Bermuda), Ltd. (now known as Wind River Reinsurance Company, Ltd.) (the “Company”), the Company may terminate Mr. Whiting’s employment with or without cause, upon his permanent disability or upon his death. Mr. Whiting may terminate his employment with or without good reason following 45 days’ written notice to the Company.

•	Termination by the Company for Cause, Termination by Death or Disability. If the Company terminates Mr. Whiting’s employment for cause or if Mr. Whiting’s employment is terminated because of death or permanent disability, the Company will pay to Mr. Whiting his full base salary plus housing, transportation and travel allowances through the date of termination at the rate in effect at the time of termination. For the details of Mr. Whiting’s salary, see the description of Mr. Whiting’s employment agreement under “Employment Agreements.”

Under Mr. Whiting’s employment agreement, “cause” means any of (i) Mr. Whiting’s substantially failing to perform his duties (other than as a result of a permanent disability) after notice from the Company and failure to cure such violation within 30 days of the notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (ii) the engaging by Mr. Whiting in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (iii) the material violation by Mr. Whiting of certain provisions of his employment agreement after notice from the Company and a failure to cure such violation within 10 days of the notice, (iv) a breach by Mr. Whiting of any representation or warranty, (v) the determination by the Company’s Board of Directors that Mr. Whiting has exhibited incompetence or gross negligence in the performance of his duties, (vi) the receipt of a final written directive or order of any governmental body or entity requiring termination or removal of Mr. Whiting, and/or (vii) Mr. Whiting being charged with a felony or other crime involving moral turpitude.

Under Mr. Whiting’s employment agreement, “permanent disability” means those circumstances where Mr. Whiting is unable to continue to perform the usual customary duties of his assigned job for a period of six consecutive months or for 180 days in any six-month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease.

•	Termination by the Company Without Cause or Termination by Mr. Whiting for Good Reason. If Mr. Whiting’s employment is terminated by the Company without cause or by Mr. Whiting for good reason, then the Company will pay, subject to his execution of a general release and his compliance with certain post-termination obligations, to Mr. Whiting an amount equal to his then monthly base salary plus housing and transportation and travel allowances multiplied by six, with such amount payable in equal monthly installments, and will maintain any medical or health-and-accident plan in effect for such time.

Under Mr. Whiting’s employment agreement, “good reason” means (i) a material reduction in the duties or responsibilities of Mr. Whiting such that he is no longer serving as an executive of the Company, (ii) a reduction in his salary as in effect immediately prior to such change; (iii) any requirement by us that Mr. Whiting be based anywhere other than Bermuda; or (iv) the failure by the Company to obtain an assumption agreement from any successor to the Company. Mr. Whiting is required to notify the Company of his intention to resign for good reason within 45 days of the first occurrence of the event or action which constitutes good reason. The Company then has 30 days to cure such event giving rise to good reason. Mr. Whiting’s failure to object to an event or action that constituted good reason within such 45 day period will preclude him from alleging that such event constituted good reason following this period.

•	Voluntary Termination; Expiration. If Mr. Whiting voluntarily terminates his employment without good reason or the term of his employment agreement expires, the Company will pay to Mr. Whiting his full base salary plus housing, transportation and travel allowances through the date of termination at the rate in effect at the time of termination. For the details of Mr. Whiting’s salary, see the description of Mr. Whiting’s employment agreement under “Employment Agreements.”

Assuming Mr. Whiting’s employment was terminated under each of these circumstances on December 31, 2007, and without taking into account any value assigned to Mr. Whiting’s covenant not to compete, such payments and benefits would have had an estimated value of:

Value of Accelerated
Equity and Performance
Awards ($)
	Base	Time	Performance
	Salary ($)	Based	Based	Other ($)		Total ($)

With Cause; Death;	—	—	—	—		—
Disability(1)
Without Cause or For Good Reason	$212,500	—	—	$67,516	(2)	$280,016
Voluntary Termination; Expiration of Employment Agreement	—	—	—	—		—

(1)	We would have no further obligation to Mr. Whiting except to pay for all accrued but unpaid base salary plus housing, transportation and travel allowances through the date of termination.

(2)	Includes $60,000 of house and travel allowances and $7,516 relating to our medical or health and accident arrangements.

Raymond H. (Scott) McDowell

Under Mr. McDowell’s employment agreement with PAIC, PAIC may terminate Mr. McDowell’s employment with or without cause, or upon his death or disability.

•	Termination by PAIC for Cause, Termination by Death or Disability. If Mr. McDowell’s employment is terminated because of death, disability, Mr. McDowell’s resignation (other than as a result of PAIC’s failure to offer a reasonable relocation package due to PAIC’s relocation) or for cause, Mr. McDowell would not be entitled to any separation payments.

Under Mr. McDowell’s employment agreement, “cause” means (i) Mr. McDowell substantially failing to perform his duties after notice from PAIC and failure to cure such violation within 10 days of the notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (ii) the engaging by Mr. McDowell in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (iii) the material violation by Mr. McDowell of certain provisions of his employment agreement or share/option agreements after notice from PAIC and a failure to cure such violation within 10 days of the notice, (iv) a breach by Mr. McDowell of any representation or warranty in his employment agreement or share/option agreements, (v) the determination by PAIC’s Board of Directors that Mr. McDowell has exhibited incompetence or gross negligence in the performance of his duties, (vi) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. McDowell, or (vii) Mr. McDowell being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. McDowell is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any twelve-month period.

•	Termination by PAIC Without Cause or Termination by the Executive for Good Reason. If PAIC terminates Mr. McDowell without cause or he resigns as a result of the relocation of PAIC’s principal executive offices or the business relocation of Mr. McDowell (in both cases without us offering Mr. McDowell a reasonable relocation package), Mr. McDowell is entitled to severance pay of 12 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. McDowell participates until the earlier of the end of the severance period or Mr. McDowell becoming eligible for coverage by another employer and subject to Mr. McDowell continuing to bear his share of coverage costs.

•	Change in Control. All of Mr. McDowell’s unvested options become vested upon a change in control of our company. For the details of the Executive’s options, see the description of the Executive’s employment agreement under “Employment Agreements.”

Assuming Mr. McDowell’s employment was terminated under each of these circumstances on December 31, 2007, and without taking into account any value assigned to Mr. McDowell’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and Performance
		Awards ($)
	Base	Time	Performance	Restricted
	Salary ($)	Based	Based	Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—		—
Without Cause or For Good Reason	$300,000	—	—	—	$12,842	(2)	$312,842
Change in Control(3)	—	(4)	(4)	$298,800	—		$298,800

(1)	We would have no further obligation to Mr. McDowell except to pay him for all accrued but unpaid base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. McDowell were to be terminated without cause following a change in control, Mr. McDowell would be entitled to the severance set forth above in “Without Cause or For Good Reason.”

(4)	Although unvested options vest immediately upon a change in control, as of December 31, 2007, the options were “out of the money.” Therefore, no amount would be recognized.

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 31, 2007:

Number of
Securities
	Number of		Remaining
	shares to be		Available
	Issued Upon	Weighted-Average	for Future
	Exercise of	Exercise Price of	Issuance
	Outstanding	Outstanding	Under Equity
	Options, Warrants	Options, Warrants	Compensation
Plan Category	and Rights	and Rights	Plans (1)

Equity compensation plans approved by shareholders	992,874	$17.94	2,962,989
Equity compensation plans not approved by shareholders	—	—	—
Total	992,874	$17.94	2,962,989

(1)	Does not include shares reflected in the column entitled “Number of shares to be issued upon exercise of outstanding options, warrants and rights.” In addition, 523,065 restricted shares have been awarded or purchased under our Share Incentive Plan, of which 122,852 were forfeited and returned to the Share Incentive Plan. 643,924 shares have been issued due to the exercise of options.

Compensation Committee Interlocks and Insider Participation

Saul A. Fox is and was during 2007 a member of the Compensation Committee. From February 8, 2007 through June 28, 2007, Mr. Fox served as our Chief Executive Officer for nominal compensation. No other member of the Compensation Committee is or was during 2007 an employee, or is or ever has been an officer of United America Indemnity, Ltd. or its subsidiaries. No executive officer of United America Indemnity, Ltd. served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board of Directors or the Compensation Committee.

Code of Business Conduct and Ethics

On January 26, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers, and employees of United America Indemnity, Ltd. and its subsidiaries. Our Board of Directors most recently reviewed and approved the Code of Business Conduct and Ethics in October 2007. A copy of our Code of Business Conduct and Ethics is available on our website at www.uai.ky.

Principal Shareholders and Security Ownership of Management

The table on the following page sets forth certain information concerning the beneficial ownership of our common shares as of March 31, 2008, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our executive officers;

•	each of our directors;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our executive officers and directors as a group.

As of March 31, 2008, the following share capital of United America Indemnity, Ltd. was issued and outstanding:

•	22,064,203 Class A common shares; and

•	12,687,500 Class B common shares, each of which is convertible at any time at the option of the holder into one Class A common share.

Based on the foregoing, and assuming each Class B common share is converted into one Class A common share, as of March 31, 2008, there would have been 34,751,703 Class A common shares issued and outstanding.

Except as otherwise set forth in the footnotes to the table, each beneficial owner has the sole power to vote and dispose all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

					% Total	% As-
	Class A		Class B		Voting	Converted
Name and Address of	Common Shares		Common Shares		Power(2)	Ownership(3)
Beneficial Owner**	Shares	%	Shares	%	%	%

Fox Paine & Company(4)	14,310,226	41.2%	12,687,500	100%	86.3%	41.2%
Pzena Investment Management, LLC(5)	1,621,349	7.3%	—	—	*	4.7%
FMR LLC(6)	1,387,135	6.3%	—	—	*	4.0%
Hotchkis & Wiley Capital Management(7)	1,131,668	5.1%	—	—	*	3.3%
Richard S. March(8)	147,376	*	—	—	*	*
Kevin L. Tate(9)	105,421	*	—	—	*	*
Larry A. Frakes	66,475	*	—	—	*	*
Robert M. Fishman(10)	40,486	*	—	—	*	*
Richard L. Duszak	21,762	*	—	—	*	*
Stephen A. Cozen	20,075	*	—	—	*	*
Saul A. Fox(11)	16,506	*	—	—	*	*
Raymond H. McDowell	15,000	*	—	—	*	*
David J. Myers	12,000	*	—	—	*	*
James R. Kroner	4,890	*	—	—	*	*
Michael J. Marchio	2,074	*	—	—	*	*
Seth J. Gersch	—	*	—	—	*	*
David R. Whiting	—	*	—	—	*	*
All directors and executive officers as a group (12) (consists of 13 persons)	452,064	2.05%	—	*	*	1.30%

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands.

(1)	The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of March 31, 2008. In particular, Class A common shares that may be acquired by a particular beneficial owner upon the conversion of Class B common shares are deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by such beneficial owner but are not deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by any other beneficial owner.

(2)	The percentages in this column represent the percentage of the total outstanding voting power of United America Indemnity, Ltd. that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B common share has ten votes, and the denominator is the total number of votes to which all outstanding shares of United America Indemnity, Ltd. are entitled, again taking into account that each Class B common share has ten votes.

(3)	The percentages in this column represent the percentage of the total outstanding share capital of United America Indemnity, Ltd. that a particular beneficial owner holds on an as-converted basis, assuming that each Class B common share is converted into one Class A common share. As of March 31, 2008, there were 34,751,703 Class A common shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of Class A common shares each beneficial owner holds on an as-

converted basis and the denominator is the total number of Class A common shares on an as-converted basis.

(4)	The security holders are: U.N. Holdings (Cayman), Ltd.; and U.N. Co-Investment Fund I (Cayman), L.P.; U.N. Co-Investment Fund II (Cayman), L.P.; U.N. Co-Investment Fund III (Cayman), L.P.; U.N. Co-Investment Fund IV (Cayman), L.P.; U.N. Co-Investment Fund V (Cayman), L.P.; U.N. Co-Investment Fund VI (Cayman), L.P.; U.N. Co-Investment Fund (Cayman) VII, L.P.; U.N. Co-Investment Fund VIII (Cayman), L.P.; and U.N. Co-Investment Fund IX (Cayman), L.P. (collectively, the “Co-Investment Funds”). A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. is held by Fox Paine Capital Fund II International, L.P. The sole managing general partner of Fox Paine Capital Fund II International, L.P. is Fox Paine Capital International Fund GP, L.P. The sole general partner of Fox Paine Capital International Fund GP, L.P. is Fox Paine International GP, Ltd. As a result, each of Fox Paine Capital Fund II International, L.P., Fox Paine Capital International Fund GP, L.P., and Fox Paine International GP, Ltd. may be deemed to control U.N. Holdings (Cayman), Ltd. The sole general partner of each of the Co-Investment Funds is Fox Paine Capital Co-Investors International GP, Ltd., which, together with Fox Paine Capital International Fund GP, L.P., as its sole shareholder, and Fox Paine International GP, Ltd., as the sole general partner of Fox Paine Capital International Fund GP, L.P., may be deemed to control such funds. In addition, pursuant to a management agreement with Fox Paine Capital International GP, Ltd. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC acts as the investment advisor for certain of the security holders and, consequently, may be deemed to be the indirect beneficial owner of such securities. Fox Paine International GP, Ltd., as the general partner of Fox Paine Capital International Fund GP, L.P., may terminate that management agreement at any time in its sole discretion. Fox Paine International GP, Ltd. disclaims ownership of any securities that Fox Paine Capital International Fund GP, L.P. may beneficially own to the extent of any partnership interests in Fox Paine Capital International Fund GP, L.P. that persons other than Fox Paine International GP, Ltd. hold. Fox Paine Capital International Fund GP, L.P., in turn, disclaims ownership of any securities that Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd. may beneficially own to the extent of any partnership or share capital interests in Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd., respectively, that persons other than Fox Paine Capital International Fund GP, L.P. hold. Fox Paine Capital Fund II International, L.P. disclaims ownership of any securities that U.N. Holdings (Cayman), Ltd. beneficially owns to the extent of any share capital interests in U.N. Holdings (Cayman), Ltd. that persons other than Fox Paine Capital Fund II International, L.P. hold. Fox Paine Capital Co-Investors International GP, Ltd. disclaims ownership of any securities that the Co-Investment Funds beneficially own to the extent of any partnership interests in the Co-Investment Funds that persons other than Fox Paine Capital Co-Investors International GP, Ltd. hold. Fox Paine & Company, LLC disclaims ownership of any securities that it or any of the foregoing security holders may beneficially own.

(5)	Based on information provided pursuant to an amended Schedule 13G filed on February 8, 2008 with the Securities and Exchange Commission, which reported that Pzena Investment Management, LLC (“Pzena”), an investment advisor, has sole dispositive power as to 1,621,349 shares, and the power to direct the vote of 1,345,242 shares. The address for Pzena is 120 West 45th Street, 20th Floor, New York, NY 10036.

(6)	Based on information provided pursuant to an amended Schedule 13G filed on February 14, 2008 with the Securities and Exchange Commission jointly by Edward C. Johnson 3d, FMR LLC (a company controlled by Edward C. Johnson 3d and members of his family), Fidelity Management & Research Company (a wholly-owned subsidiary of FMR LLC), and Pyramis Global Advisors Trust Company (an indirect wholly-owned subsidiary of FMR LLC). Pyramis Global Advisors Trust Company, an investment manager and bank, has sole voting and dispositive power of 48,000 Class A common shares. Fidelity Management & Research Company, an investment advisor, has power to dispose or direct the disposition of 1,387,135 shares, but that the board of trustees of the Fidelity Funds retain voting power as to these shares. FMR LLC, a holding company, through its control of Pyramis Global Advisors Trust Company and Fidelity Management & Research Company, has the power to direct the disposition of 1,387,135 shares, and the power to direct the vote of 48,000 shares. Edward C. Johnson 3d and certain members of his family, by virtue of their direct and indirect stock ownership and execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR LLC and therefore, through their control of Pyramis Global Advisors Trust Company and Fidelity Management & Research Company, have the power to direct the disposition of 1,387,135 shares, and the power to direct the vote of 48,000 shares. The address for Edward C. Johnson 3d, FMR LLC and Fidelity Management & Research Company is 82 Devonshire Street, Boston Massachusetts, 02109. The address for Pyramis Global Advisors Trust Company is 53 State Street, Boston, Massachusetts 02109.

(7)	Based on information provided pursuant to an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to all 1,274,051 shares, it has sole voting power over only 842,964 of those shares and no shared voting power over the remaining shares. The address for Hotchkis is 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(8)	Includes 127,212 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(9)	Includes 71,138 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(10)	Information is based on the most recent Section 16 filing made relative to Mr. Fishman.

(11)	Mr. Fox is a shareholder of Fox Paine International GP, Ltd., which acts through its board of directors, which includes Mr. Fox. In addition, Mr. Fox is a member of Fox Paine & Company, LLC. Mr. Fox disclaims beneficial ownership of all shares held by U.N. Holdings (Cayman), Ltd. and each of the Co-Investment Funds, except to the extent of his indirect pecuniary interest in such shares through ownership of such entities.

(12)	Includes 198,350 Class A common shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

Related Party Transactions

The Audit Committee of our Board of Directors is responsible for reviewing related party transactions and making recommendations with respect to related party transactions to our Board of Directors for its formal approval. If a member of the Audit Committee or our Board of Directors is a party to the transaction, he will not vote on the approval of the transaction.

Generally, the transactions reviewed by the Audit Committee are all transactions with related parties, including those transactions that are required to be disclosed in our proxy statement or in the notes to our audited financial statements. A “related party” includes any executive officer, director, nominee for director or holder of more than 5% of our Class A common shares, any immediate family member of those persons and any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer.

The Charter of our Audit Committee provides that the Audit Committee shall (a) review and discuss with management all related party transactions that are relevant to an understanding of our financial statements, and (b) any of our material financial or non-financial arrangements that do not appear in our financial statements and (c) make recommendations to our Board of Directors with respect to related party transactions. In addition, management prepares a report that is provided to our Board of Directors at each of their meetings, which details each related party transaction that was entered into since the prior meeting and the status of each related party transaction that is currently active.

Our Relationship with Fox Paine & Company

In this Proxy Statement, unless the context requires otherwise, the term “Fox Paine & Company” refers to Fox Paine & Company, LLC and affiliated investment funds.

Shareholders Agreement

The material terms of the Amended and Restated Shareholders Agreement dated as of December 15, 2003, as further amended by Amendment No. 1 to the Amended and Restated Shareholders Agreement dated as of April 10, 2006, among United National Group, Ltd. (now United America Indemnity, Ltd.), Fox Paine & Company and the Ball family trusts (the “Shareholders Agreement”), are described below.

Board Composition

The Shareholders Agreement provides that our Board of Directors shall be comprised of no fewer than seven directors. Fox Paine & Company has the right to nominate no fewer than five of the members of the Board of Directors. Fox Paine & Company nominated Saul A. Fox, Stephen A. Cozen, Seth J. Gersch, James R. Kroner and Michael J. Marchio for election as directors at the 2008 Annual General Meeting pursuant to its rights under the Shareholders Agreement.

Termination

Certain material terms of the Shareholders Agreement will terminate when Fox Paine & Company ceases to hold at least 25% of our fully diluted outstanding common shares. All terms of the Shareholders Agreement will terminate upon completion of any transaction that results in Fox Paine & Company and the Ball family trusts owning in the aggregate less than a majority of the voting power of the entity surviving such transaction.

Management Agreement

On September 5, 2003, as part of the acquisition of Wind River Investment Corporation, we entered into a management agreement with Fox Paine & Company and The AMC Group, L.P., an affiliate of the Ball family trusts (the “Management Agreement”). In the Management Agreement, we agreed to pay to Fox Paine & Company an initial management fee of $13.2 million for the year beginning on September 5, 2003, which was paid on September 5, 2003, and thereafter an annual management fee of $1.2 million subject to certain adjustments. We likewise agreed to pay to The AMC Group, L.P. an annual management fee of $0.3 million subject to certain adjustments.

On May 25, 2006, we entered into Amendment No. 1 to the Management Agreement with Fox Paine & Company and Wind River Holdings, L.P., formerly The AMC Group, L.P. (“Amendment No. 1”). Amendment No. 1 terminates the services provided to us by Wind River Holdings. L.P. as of May 25, 2006. In connection with our ongoing operations, we agreed to pay an annual management fee of $1.5 million to Fox Paine & Company. We believe this fee represents fair value for the services rendered to us by Fox Paine & Company. In exchange for the management fee, Fox Paine & Company continues to assist us and our affiliates with strategic planning, budgets and financial projections and assist us and our affiliates in identifying possible strategic acquisitions and in recruiting qualified management personnel. Fox Paine & Company also consults with us and our affiliates on various matters including tax planning, public relations strategies, economic and industry trends and executive compensation.

Fox Paine & Company will continue to provide management services under this agreement until it no longer holds any equity investment in us or we agree with Fox Paine & Company to terminate this management relationship. In connection with the Management Agreement and Amendment No. 1, we continue to indemnify Fox Paine & Company and Wind River Holdings, L.P. against various liabilities that may arise as a result of the management services they will or have provided us. We also continue to reimburse Fox Paine & Company for expenses incurred in providing management services.

Pursuant to the Management Agreement, on November 1, 2007, we paid Fox Paine & Company a management fee of $1.5 million for services that will be rendered for the one-year period starting September 5, 2007.

Investment with Fox Paine & Company

We are a limited partner in Fox Paine Capital Fund II, L.P. and Fox Paine Capital Fund II International, L.P., investment funds managed by Fox Paine & Company. The investment pre-dated the September 5, 2003 acquisition of us by Fox Paine & Company. Our interest in these partnerships is valued, as of December 31, 2007, at $5.6 million, and we had a remaining capital commitment to these partnerships of approximately $4.1 million, as of December 31, 2007. We received notice of a capital call in which we paid $255,005 on April 1, 2008, which reduced our remaining capital commitment to these partnerships to approximately $3.9 million.

Other Transactions with Fox Paine & Company

On October 4, 2006, we paid Fox Paine & Company a fee of $0.5 million for investment banking services provided in connection with the sale of substantially all of the assets of Penn Independent Corporation, an indirect wholly-owned subsidiary of the United America Indemnity, Ltd. In 2007, 2006 and 2005, we directly reimbursed Fox Paine & Company $0.3 million, $0.1 million and $0.2 million, respectively, for expenses incurred in providing management services. In connection with the merger with Penn-America Group, Inc. and the acquisition of Penn Independent Corporation on January 24, 2005, the Company paid a $6.0 million transaction fee to Fox Paine & Company.

Certain Other Relationships and Related Transactions

In 2007, 2006, and 2005, we paid $1.3 million, $0.2 million, and $0.08 million, respectively, to Cozen O’Connor for legal services rendered. There is an additional accrual of $0.4 million as of           December 31, 2007 for legal services rendered. Stephen A. Cozen, the chairman of Cozen O’Connor, is a member of our Board of Directors.

In 2007 and 2006, we paid $0.9 million and $0.5 million, respectively, in premium to Validus Reinsurance Ltd. (“Validus”), a current participant on our $100.0 million in excess of $10.0 million catastrophe reinsurance treaty and our $30.0 million in excess of $30.0 million and $25.0 million in excess of $5.0 million catastrophe reinsurance treaties, which expired on May 31, 2007. No losses have been ceded by us under these treaties. Validus is also a participant in a quota share retrocession agreement with Wind River Reinsurance. We estimated that the following written premium and losses have been assumed by Validus from Wind River Reinsurance Company, Ltd. in 2007:

(Dollars in thousands)

Ceded written premium	$10,762
Ceded losses	1,893

Edward J. Noonan, the chairman and chief executive officer of Validus, was a member of our Board of Directors until June 1, 2007, when he resigned from our Board of Directors. Although Validus is no longer a related party as a result of Mr. Noonan’s resignation, the current quota share retrocession agreement with Wind River Reinsurance Company, Ltd. was put in place during the period when Validus was a related party.

Audit Committee Report

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2007.

The Audit Committee operates under a charter adopted by our Board of Directors on December 15, 2003 and amended on April 24, 2007. A copy of our Audit Committee Charter is available on our website at www.uai.ky.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2007.

The Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standard No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standard No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from United America Indemnity, Ltd. and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from United America Indemnity, Ltd.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee

Richard L. Duszak, Chairman
James R. Kroner
Michael J. Marchio

Incorporation by Reference

The information contained in this Proxy Statement under the headings “Compensation Committee Report,” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

Shareholder Proposals

Under the Securities and Exchange Commission rules, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the Annual General Meeting to be held in 2009 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our General Counsel c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands on or before December 30, 2008.

Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our General Counsel c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands on or before March 13, 2009, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based on our review of the copies of the reports that we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for 2007 were made on a timely basis.

Other Matters

Our management knows of no matters to be presented at the Annual General Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or request copies by calling (345) 949-0100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

* * *

Upon request, we will furnish to record and beneficial owners of our Class A and Class B common shares, free of charge, a copy of our annual report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2007. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Chief Executive Officer c/o United America Indemnity, Inc., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or e-mailed to info@uai.ky.

April 25, 2008

PROXY
UNITED AMERICA INDEMNITY, LTD.
This Proxy is solicited on behalf of the Board of Directors.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.
     The undersigned, revoking all prior proxies, hereby appoints J. Nicole Pryor as the undersigned’s proxy with full power of substitution, to vote all the Class A common shares and Class B common shares held of record by the undersigned, at the close of business on April 4, 2008, at the Annual General Meeting of Shareholders to be held on Friday, May 23, 2008, at 9:00 a.m., local time, at the Burnaby Building, 16 Burnaby Street, Hamilton, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:
SEE REVERSE SIDE

*DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL*
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” BOTH OF THE ITEMS INCLUDED IN PROPOSAL 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” BOTH OF THE ITEMS INCLUDED IN PROPOSAL 3.
1.	Election of directors of United America Indemnity, Ltd.:

Nominees:

	FOR	AGAINST	ABSTAIN
Saul A. Fox	☐	☐	☐
Larry A. Frakes	☐	☐	☐
Stephen A. Cozen	☐	☐	☐
Richard L. Duszak	☐	☐	☐
James R. Kroner	☐	☐	☐
Michael J. Marchio	☐	☐	☐
Seth Gersch	☐	☐	☐
2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of United America Indemnity, Ltd. for 2008 and to authorize the board of directors of United America Indemnity, Ltd., acting by its Audit Committee, to set the fees for the independent registered accounting firm.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Wind River Reinsurance Company, Ltd.
A.	Election of directors of Wind River Reinsurance Company, Ltd.

Nominees:	FOR all nominees	☐	WITHHOLD AUTHORITY	☐
for all nominees
Alan Bossin
Larry A. Frakes
David R. Whiting
Janita Burke Waldron (Alternate Director)
Richard H. Black (Alternate Director)
☐   For all except vote withheld from the following nominee(s):

B.	To appoint PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Reinsurance Company, Ltd. for 2008.

FOR ☐ AGAINST ☐ ABSTAIN ☐
In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
The signature on this proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this proxy in the enclosed postage paid envelope.

SIGNATURE(S)	DATE

* FOLD AND DETACH HERE *